As filed with the Securities and Exchange Commission on August 12, 2005

                                      An Exhibit List can be found on page II-4.
                                                     Registration No. 333-123764

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          _____________________________

                                 AMENDMENT NO. 5

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________

                         ULTRADATA SYSTEMS, INCORPORATED
                 (Name of small business issuer in its charter)

   Delaware                        3579                          43-1401158
------------------------------------------------------------------------------
(State or other        (Primary Standard Industrial          (I.R.S. Employer
Jurisdiction of         Classification Code Number)          Identification No.)
Incorporation or
 Organization)

                          1240 DIELMAN INDUSTRIAL COURT
                            ST. LOUIS, MISSOURI 63132
                                 (314) 997-2250
              ----------------------------------------------------
              (Address and telephone number of principal executive
                    offices and principal place of business)

                       MONTE ROSS, CHIEF EXECUTIVE OFFICER
                         ULTRADATA SYSTEMS, INCORPORATED
                          1240 DIELMAN INDUSTRIAL COURT
                            ST. LOUIS, MISSOURI 63132
                                 (314) 997-2250
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                               OFFERING AGGREGATE
                            PRICE PER OFFERING PRICE     SHARE
-------------------------------------------------------------------------------------------------------------

     Common stock, $0.01 par       36,000,000 (2)      $.41 (3)           $14,760,000            $1,737.25
          value issuable upon
     conversion of debentures
-------------------------------------------------------------------------------------------------------------
      Common Stock, $0.01 par         300,000  (4)     $10.00 (5)           $3,000,000              $353.10
          value issuable upon
         exercise of warrants
-------------------------------------------------------------------------------------------------------------
                        Total           36,300,000                         $17,760,000        $2,090.35 (6)
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, $0.01par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on March 29, 2005, which was $.41 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable
at  $10.00  per  share  to  account  for   antidilution   and  price  protection
adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $10.00.

(6) $262.47 previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 12, 2005


                         ULTADATA SYSTEMS, INCORPORATED
                              36,300,000 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholder of up to 36,300,000 shares of our common stock, including up to 36,000,000 shares of common stock underlying convertible debentures and up to 300,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture being converted; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.50 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.50 at any point during a month, the holder has the right to, but is not obligated to convert any portion of the debenture during that month. The warrants are exercisable at $10.00 per share.

         The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an underwriter of the shares of common stock, which it is offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ULTR". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 25, 2005, was $0.24.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2005.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY ULTRADATA SYSTEMS, INCORPORATED, WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED

         Our mission is to aid the road traveler with useful information with products easy to use and affordable in price. Since 1987 we have been engaged in the business of manufacturing and marketing handheld computers that provide travel information. The products are based upon a data compression technology that we developed, portions of which we have patented. Recent developments in communications and speech technology have opened up new opportunities for us to integrate our technology and create new products merging these technologies with our own. We are completing development of several new products which are based on adding significant features to the successful Talking Road Navigator such as a Spanish-speaking unit and a voice-recognition unit which allows for hands-free operation. These new products are consistent with our goal of improved ease of use by the consumer. The Spanish-speaking unit was completed in 2004 and initial deliveries to customers have been made.

         For the years ended December 31, 2004 and 2003, we generated revenue in the amounts of $3,970,434 and $2,863,258, respectively, and net income of $317,822 and $109,965, respectively. For the quarter ended March 31, 2005, we generated revenue in the amount of $83,825 and a net loss of $123,601. As a result of a major customer, who accounted for 55.4% of sales during 2004, having experienced deteriorating operations during 2004, which resulted in the customer ceasing to order products from us during the second quarter and our terminating of our agreements with AAA for the sale of our products using the AAA logo to AAA retail locations, our independent registered public accounting firm, in their report dated March 5, 2005, have expressed substantial doubt about our ability to continue as a going concern.

         Our principal offices are located at 1240 Dielman Industrial Court, St. Louis, Missouri 63132, and our telephone number is (314) 997-2250. We are a Delaware corporation.

The Offering

Common stock offered by
selling stockholder....................Up to 36,300,000 shares,  including  the following:

                                        -   up to  36,300,000 shares  of  common
                                            stock     underlying     convertible
                                            debentures in the  principal  amount
                                            of  $300,000  (includes a good faith
                                            estimate  of the  shares  underlying
                                            convertible  debentures  to  account
                                            for market fluctuations antidilution
                                            and  price  protection  adjustments,
                                            respectively), and

                                        -   up to 300,000 shares of common stock
                                            issuable upon the exercise of common
                                            stock   purchase   warrants   at  an
                                            exercise  price of $10.00  per share
                                            (includes  a good faith  estimate of
                                            the shares  underlying  warrants  to
                                            account for  antidilution  and price
                                            protection              adjustments,
                                            respectively).

                                            This number represents 84.98% of our
                                            current outstanding stock.

Common stock to be outstanding
after the offering.....................Up to 42,716,187 shares


Use of proceeds........................We will not  receive any  proceeds  from the sale of the common  stock.  However,
                                       we will  receive up to  $3,000,000  upon
                                       exercise of the  warrants by the selling
                                       stockholders  of which  we have  already
                                       received $50,000 as a repayment  towards
                                       the  excerise  price We are  registering
                                       the  resale of up to  100,000  shares of
                                       common stock underlying the warrants, We
                                       expect to use the proceeds received from
                                       the  exercise of the  warrants,  if any,
                                       for general  working  capital  purposes.
                                       However, the selling stockholder will be
                                       entitled to exercise  the  warrants on a
                                       cashless  basis if the  shares of common
                                       stock  underlying  the  warrants are not
                                       registered   pursuant  to  an  effective
                                       registration  statement  within one year
                                       from  issuance.  In the  event  that the
                                       selling   stockholder    exercises   the
                                       warrants  on a cashless  basis,  then we
                                       will not receive any  proceeds  from the
                                       exercise of those warrants. In addition,
                                       we have received gross proceeds $100,000
                                       from the sale of the secured convertible
                                       debentures of which the  investors  have
                                       withheld  $50,000  for  the  payment  of
                                       professional  fees and the investors are
                                       obligated   to   provide   us   with  an
                                       additional  $200,000 within five days of
                                       this    prospectus     being    declared
                                       effective. The proceeds received from the sale of the secured convertible debentures will be used for business development purposes, working capital needs, payment of consulting and legal fees and purchasing inventory.

Over-The-Counter Bulletin Board Symbol.................................ULTR


         The above information regarding common stock to be outstanding after the offering is based on 6,416,187 shares of common stock outstanding as of July 25, 2005 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on February 14, 2005, and amended on February 17, 2005 and June 21, 2005, for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 300,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

     o    $50,000 was disbursed to us on February 14, 2005;
     o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and
     o $200,000 will be released upon effectiveness of this registration statement.

         On June 21, 2005, the investors advanced us $50,000, which sum represents a prepayment towards the exercise of warrants, with the credit against the exercise price of the warrants to be at the investor's sole discretion.

         The debentures bear interest at 4 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture being converted; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.50 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.50 at any point during a month, the holder has the right to, but is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. For a period of twenty days after the date that the outstanding principal amount of the debenture is less than $100,000, we may redeem the debenture in whole in cash for the outstanding principal amount plus accrued and unpaid interest. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 300,000 shares of common stock at an exercise price of $10.00 per share.

         The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and February 14, 2007.

         There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

         1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the convertible debentures will occur before full conversion and exercise have occurred;

         2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.99% of our outstanding common stock;

         3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) we may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the convertible debentures without exercising the warrant, either of which events would reduce the aggregate purchases under the convertible debentures and warrant by 900% of the amount redeemed by us or converted without exercise.

         4. When the principal amount of the convertible debentures falls below $60,000, we may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for our common stock would be only $2,640,000.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION

         Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM

         The general market for our products and services is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

A SUBSTANTIAL PORTION OF OUR NET SALES AND GROSS PROFIT IS DERIVED FROM A SMALL NUMBER OF LARGE CUSTOMERS.

          Our five largest customers accounted for approximately 89% and 77% of our gross sales during fiscal years ending 2004 and 2003, respectively. Media Solutions Services accounted for approximately 55.4% and 56.2% of our gross sales in fiscal years 2004 and 2003, respectively. Office Max accounted for approximately 14.1%% of our gross sales for fiscal year 2004. QVC accounted for approximately 12.2% and 16.8% of our gross sales in fiscal years 2004 and 2003, respectively. We do not enter into long-term agreements with any of our customers. Instead, we enter into a number of individual purchase order commitments with our customers. A decision by the controlling owner of a group of stores or any other significant customer, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease the amount of merchandise purchased from us, or to change their manner of doing business with us, could have a material adverse effect on our financial condition and results of operations.

A   MANUFACTURER'S   INABILITY   TO  PRODUCE  OUR  GOODS  ON  TIME  AND  TO  OUR
SPECIFICATIONS COULD RESULT IN LOST REVENUE AND NET LOSSES

         We do not own or operate any manufacturing facilities and therefore depend upon independent third parties for the manufacture of all of our products. Our products are manufactured to our specifications by a foreign manufacturer. During fiscal 2004, all of our products were manufactured by one manufacturer. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of sales of the product, if any sales could be made. Further, because quality is a leading factor when customers and retailers accept or reject goods, any decline in quality by our third-party manufacturers could be detrimental not only to a particular order, but also to our future relationship with that particular customer.

IF WE NEED TO REPLACE MANUFACTURERS, OUR EXPENSES COULD INCREASE RESULTING IN SMALLER PROFIT MARGINS

         We compete with other companies for the production capacity of our manufacturer. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production. If we experience a significant increase in demand, or if our existing manufacturer of ours must be replaced, we may have to expand our third-party manufacturing capacity. We cannot assure you that this additional capacity will be available when required on terms that are acceptable to us or similar to existing terms which we have with our current manufacturer, either from a production standpoint or a financial standpoint. We typically enter into a purchase order commitment, which is good for 90 days, specifying a time for delivery, method of payment, design and quality specifications and other standard industry provisions, but do not have a long-term contract with our manufacturer. The manufacturer we use does not produce our products exclusively.

         Should we be forced to replace our current manufacturer, who we rely upon for all of our production needs, then we may experience an adverse financial impact, or an adverse operational impact, such as being forced to pay increased costs for such replacement manufacturing or delays upon distribution and delivery of our products to our customers, which could cause us to lose customers or lose revenues because of late shipments.

IF A MANUFACTURER OF OURS FAILS TO USE ACCEPTABLE LABOR PRACTICES, WE MIGHT HAVE DELAYS IN SHIPMENTS OR FACE JOINT LIABILITY FOR VIOLATIONS, RESULTING IN DECREASED REVENUE AND INCREASED EXPENSES

         While we require our independent manufacturers to operate in compliance with applicable laws and regulations, we have no control over the ultimate actions of our independent manufacturers. While our internal and vendor operating guidelines promote ethical business practices and our staff and buying agents periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of ours, or by one of our licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn, could have a material adverse effect on our financial condition and results of operations.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY COULD HARM OUR ABILITY TO COMPETE

         Our future success and ability to compete depends in part upon our proprietary technology, patents and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

         We have been issued four patents by the United States Patent and Trademark Office. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations.

OUR PRODUCTS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS AND RESULTING CLAIMS AGAINST US COULD BE COSTLY AND REQUIRE US TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY ARRANGEMENTS

         The handheld computer industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and our attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. ROSS, CLARKE AND PETERSON OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         Our success depends to a significant extent upon the continued service of Mr. Monte Ross, our Chief Executive Officer, Mr. Ernest Clarke, our President and Chief Financial Officer, and Mr. Mark L. Peterson, our Vice President - Engineering and Secretary. Loss of the services of Messrs. Ross, Clarke or Peterson could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Ross, Clarke or Peterson. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of July 25, 2005, we had 6,416,187 shares of common stock issued and outstanding, convertible debentures outstanding that may be converted into an estimated 5,965,285 shares of common stock at current market prices and outstanding warrants to purchase 100,000 shares of common stock. Additionally, we have an obligation to sell secured convertible debentures that may be converted into an estimated 11,930,569 shares of common stock at current market prices and issue warrants to purchase 200,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. In the event that our stock price declines, we may have increased difficulty in securing additional financing, if at all, and such financing may result in the issuance of a significant amount of common stock, which will result in further dilution and potentially a further negative effect on the market price of our common stock.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         If we are unable to make repayment of the convertible debentures on a monthly basis, our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 25, 2005 of $0.24.

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 20%                  Issuable                         Stock
25%                   $.18                       $.144                   22,616,667                       77.90%
50%                   $.12                       $.096                   34,075,000                       84.15%
75%                   $.06                       $.048                   68,450,000                       91.43%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as Golden Gate Investors converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. Golden Gate Investors could sell common stock into the market in anticipation of covering the short sale by converting its securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Golden Gate Investors may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent Golden Gate Investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Golden Gate Investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we are registering 36,000,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In February 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $300,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 4 3/4% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants, of which we have already received $50,000 as a prepayment towards the exercise price. We are registering the resale of up to 300,000 shares of common stock underlying the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholder will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not registered pursuant to an effective registration statement within one year from issuance. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $100,000 from the sale of the secured convertible debentures of which the investors have withheld $50,000 for the payment of professional fees and the investors are obligated to provide us with an additional $200,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible debentures will be used for business development purposes, working capital needs, payment of consulting and legal fees and purchasing inventory.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "ULTR." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                    Low        High
                                    ---        ----
2003
----
First Quarter                        .13       .32
Second Quarter                       .05       .19
Third Quarter                        .10       .22
Fourth Quarter                       .12       .35

2004
----
First Quarter                        .11      1.65
Second Quarter                      1.45      2.20
Third Quarter                        .60      1.80
Fourth Quarter                       .37      1.01

2005
----
First Quarter                        .37       .69
Second Quarter                       .21       .55
Third Quarter (1)                    .23       .25

(1) As of July 25, 2005

HOLDERS

         As of July 25, 2005, we had approximately 120 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer and Trust Company.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;

     o contain projections of our future results of operations or of our financial condition; and

     o    state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

         We have had a number of successful years selling our products followed by a number of years when significant losses took place. The most recent downward sales trend was reversed in 2003 due to the successful introduction of the Talking Road WhizTM in the third quarter of 2003. The success of this new product enabled us to overcome losses in the first three quarters of the year with a superb fourth quarter and be profitable for the year. In 2004, this trend continued through the first two quarters of the year. In the second half of the year, sales declined due to internal problems at Media Solutions Services, who accounted for 55.4% of sales during 2004. This customer experienced deteriorating operations during 2004, which resulted in the customer ceasing to order products from us during the second quarter of 2004.

         In addition, at the request of AAA corporate office, we terminated our agreements with AAA for the use of the AAA logo on certain versions of our products. The effect of this development is difficult to quantify. While the termination of the agreement with AAA was responsible for a significant portion of the reduction in our backlog, it is impossible to tell what effects, if any, the termination had on the perceived value of our product to the marketplace or the number of potential sales lost because of the termination of the agreement. We realized about 4% of sales from AAA stores in 2003 and 2004.

         We had a relationship with AAA National for several years selling the AAA TripWizard through QVC and through some of the independent AAA Clubs with retail stores. Any returns of the product came back to QVC or the club making the sale. There were no national TV ads for this product. When we came out with the AAA Talking Road Navigator with AAA involvement and approval, a major distributor decided to promote it on TV and through many outlets on the Internet. All of the promotion and publicity resulted in a significant increase in sales and a proportionate increase in returns. However, in many cases individuals tried to return it to AAA offices and stores rather than through the channel in which they purchased the product. The resulting inconvenience to the AAA Clubs resulted in complaints to AAA National as well as from customers who felt they were "spammed" by AAA because of the Internet marketers. As a result, AAA National felt the only way to resolve the problem was to terminate the agreement within its provisions to allow us to continue selling the existing inventory until it was exhausted.

         The loss of revenue resulting from these events led to our independent registered public accounting firm, in their report dated March 5, 2005, to express substantial doubt about our ability to continue as a going concern. These events have resulted in a significant decline in revenue and have placed increased pressure on our company to develop new customers. We are working to rectify that situation by expanding our channels of distribution and introducing new products we hope are attractive to the marketplace, as outlined below. However, the low sales performance has persisted in the first half of 2005 prior to results from these efforts and prior to the introduction of our new products.

         We are making progress with wider channels of distribution of our present products, with Kohl's and Wal-Mart committing to carry these products later this year. Our efforts include using other branding sources than AAA, and we have a product in the market with Automobile Clubs of America (ACA) brand. We do not anticipate a similar problem with ACA as with AAA because of their being a single organization without the affiliation of independent clubs and retail stores. We are also attempting to broaden the markets for our products in 2005 and are taking on the tasks of promoting products, such as Road Genie - tasks that traditionally have been performed by our customers. This development will add to our marketing costs in 2005 but should permit us to command a higher margin than we could otherwise realize. In the past wholesalers or distributors were burdened with these marketing costs, which will fall to us on the new products.

         In the area of new products, the Company has recently completed a voice-activated audio navigation system called Road GenieTM which is just coming to market. The user requests data verbally, and the unit responds verbally with directions to the service requested. Because this device provides for hands-free operation, it represents a significant jump in performance over earlier products and we hope will generate revenue if funds for marketing it are available. The funds necessary for marketing the Road Genie will be available from the funding described in this prospectus.

         Based on the past success of selling our product on TV directly to the consumer by a major distributor, who sold approximately 200,000 Talking Road Whiz units in 2004, we plan to market through television commercials directly to the consumer rather than through a major distributor. We hope to establish sales during the second half of 2004. Although we anticipate our marketing expenses will be greater in the short term as we pay for media time, we will receive the full retail price rather than having to pay a percentage of the sale price to a distributor.

         We also plan to add a voice-activated digital voice recorder feature to the Road Genie at little additional cost. Development is complete, and this feature will add value and make the product even more attractive to consumers.

         If we sell 100,000 Road Genie units in 2005, which is much less than the number of less-capable Talking Road Whiz units sold in 2004, we will reach revenue levels above $4 million and should achieve profitability for the year, with expectations of a better year in 2006 when a full year of Road Genie sales can occur.

         Further revenue can be expected downstream by implementation of the cell-phone Road Whiz application now in field test. The marketing objective for that product is to have the service carrier include this application in offers to his customer base. Since there is no hardware cost to the consumer, Road Whiz information can be obtained at very low cost to the consumer. Economic models, such as a monthly subscription of $1 or pay-per-use method, all contribute revenue to us with large numbers of potential clients, namely anyone with a cell phone traveling on the highways.

         The product-development plan for 2006 consists of adding a GPS receiver and to incorporate software we've developed to implement a relatively low-cost voice-activated navigation system with even more capability than the Road Genie for simplicity of operation by the consumer.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

Sales

         Sales for 2004 increased  38.7% to $3,970,434  from  $2,863,258 in 2003 due to the success of the Talking Road WhizTM in the first half of 2004. Our plan is to continue to pursue mass-market outlets for both our traditional products as well as new products and to grow sales in this fashion. In addition, we have engaged the services of new representative organizations in an effort to reach new retail sales channels with which they have significant contacts.

Gross Profit

         Because of the increase in sales of new products, our gross profit in 2004 was $1,943,678, or 49.0% of sales, compared to $1,376,716, or 48.1% of sales, in 2003.

Selling Expenses

         During 2004, we incurred $329,137, or 8.3% of sales, in advertising, promotion, and marketing program expenses, as compared to $253,564, or 8.9% of sales, in 2003. The reduced percentage is primarily due to the increased sales base.

Research and Development Expenses

         Our research and development expenses in 2004 were $140,507 as compared with $63,156 in 2003, an increase of $77,351, or 122.5%. The primary reason for the increase was the fact that an additional engineer was hired to develop the software for the Road GenieTM, the Spanish Talking Road Navigator, and for other R&D activities. We will continue to perform research and development in our own niche market, which we anticipate will lead to improved products. R&D work in early 2005 will be devoted to completing the Road Genie, pursuing other applications of this new speech-recognition technology, and developing the cell-phone Road Whiz.

General and Administrative Expenses

         Our general and administrative expenses were $1,151,439 in 2004 as compared to $876,528 in 2003, representing an increase of $274,911, or 31.4%. This increase is primarily due to the recognition an unexpected bad-debt expense of $170,000 that we are continuing to pursue through legal action. Another source of increased expense is the resumption of our employee matching savings plan that we had suspended throughout most of 2003.

Other Expense

         During 2004, other expense was ($4,773) compared to ($73,773) in 2003, a decrease of $69,000, or 93.5%. This reduction was due to the elimination of most of the interest-bearing debt that had burdened this item in 2003.

Net Income

         As a result of the foregoing, net income for 2004 was $317,822 as compared to $109,695 for 2003. Net income available to common stockholders for 2004 was $317,822, or $0.05 per basic and diluted share, compared with $104,505, or $0.02 per basic and diluted share in 2003, including $5,190 of preferred dividends.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004

         Operating results for the first quarter of 2005 were significantly lower than the first quarter of 2004.

Sales

         During the first three months of 2005, net sales totaled $83,825, as compared with $1,753,499 in sales recorded in the first quarter of 2004, representing a 95.2% decrease. Although the first quarter of 2004 was uncharacteristically strong, the 2005 results are weak by historical standards. Orders for our Talking Road WhizTM product in early 2004 continued strong from the holiday period, when it was first introduced. The loss of two major customers in the latter half of 2004 continue to affect our sales pending introduction of the Road Genie in the second quarter of 2005.

Gross Profit

         Gross profit margin for the current quarter was $39,923, or 47.6% of sales compared to $857,891, or 48.9% of sales for the first quarter of 2004. Gross profit as a percent of sales was comparable on a lower base of sales.

S,G&A Expense

         Selling expenses amounted to $22,410, or 26.7% of sales, for the first quarter of 2005 as compared with $48,593, or 2.8% of sales for the first quarter of 2004. The small base of sales, coupled with expenses in preparation for marketing the Road Genie, has increased this cost out of proportion to sales. We expect selling costs to be higher in 2005 due to taking on the marketing tasks previously performed by large-volume customers who garnered a higher margin while absorbing the costs of advertising in various channels. However, the ratio of selling costs to sales revenue should drop below 10% due to higher retail margins for the Road Genie accruing directly to us.

         General and administrative expenses were $99,584 for the first quarter of 2005 as compared with $260,208 for the same quarter in 2004, representing a decrease of 61.7%. This dramatic drop was due to the settlement of a large outstanding bad debt that had been fully reserved in 2004 of $176,475. We expect general and administrative expense to return to previous levels in subsequent quarters. Without this settlement, general and administrative expenses would have been $276,059.

R&D Expense

         Research and development expense in the first quarter of 2005 was $35,201 as compared to $19,669 for the same quarter of 2004, reflecting the development activities associated with the Road Genie and software for the cell-phone application of our Road Whiz product. Work has also proceeded to develop a low-cost digital voice recorder both as a stand-alone product and as an additional feature of the Road Genie.

         We posted a net loss from operations of ($117,272) for the quarter ended March 31, 2005 compared to a net profit from operations of $529,421 for the quarter ended March 31, 2004.

Other Expense

         Other expense for the first quarter of 2005 amounted to ($6,329) compared with ($5,126) for the same period in 2004.

         As a result of the foregoing, we posted a net loss of ($123,601), or ($0.02) per basic and diluted common share, for the three- month period ended March 31, 2005, compared to a net profit of $524,295, or $0.09 per basic common share and $0.08 per diluted common share, for the three-month period ended March 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

         As of March 31, 2005, total current assets were $540,410 consisting of cash and cash equivalents of $113,568, accounts receivable of $180,973, net inventories of $113,251 and prepaid expenses of $132,618.

         Total  current   liabilities  were  $137,423  as  of  March  31,  2005,
consisting of accounts payable of $56,527 and accrued liabilities of $80,896.

         We had net working capital of $402,987 as of March 31, 2005.

         We did not have any cash flows from investing activities during the quarter ended March 31, 2005.

         Net cash used in financing activities was $1,366 during the quarter ended March 31, 2005, consisting of capital expenditures.

         A major customer of ours experienced deteriorating operations during 2004 and during the second quarter ceased ordering products from us. This customer accounted 55.4% of sales during 2004. In addition, we terminated our agreements with AAA for the sale of our products using the AAA logo to AAA retail locations. As a result, our independent registered public accounting firm, in their report dated March 5, 2005, have expressed substantial doubt about our ability to continue as a going concern.

         Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

     o    further implement our business plan;

     o    obtain additional financing or refinancing as may be required; and

     o    generate revenues.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on February 14, 2005, and amended on February 17, 2005 and June 21, 2005, for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 300,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

     o    $50,000 was disbursed to us on February 14, 2005;

     o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and

     o $200,000 will be released upon effectiveness of this registration statement.

         On June 21, 2005, the investors advanced us $50,000, which sum represents a prepayment towards the exercise of warrants, with the credit against the exercise price of the warrants to be at the investor's sole discretion.

         The debentures bear interest at 4 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion. If the volume weighted average price is below $0.50 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.50 at any point during a month, the holder has the right to, but is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 300,000 shares of common stock at an exercise price of $10.00 per share.

         Golden Gate Investors has contractually committed to convert not less than 3% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 3% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.50 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 125% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice. For a period of twenty days after the date that the outstanding principal amount of the debenture is less than $100,000, we may redeem the debenture in whole in cash for the outstanding principal amount plus accrued and unpaid interest.

         The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and February 14, 2007.

         There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

         1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the convertible debentures will occur before full conversion and exercise have occurred;

         2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.99% of our outstanding common stock;

         3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) we may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the convertible debentures without exercising the warrant, either of which events would reduce the aggregate purchases under the convertible debentures and warrant by 900% of the amount redeemed by us or converted without exercise.

         4. When the principal amount of the convertible debentures falls below $60,000, we may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for our common stock would be only $2,640,000.

         Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of our common stock.

         We believe that we can operate at our current level of liquidity for the next twelve months. In addition to the money raised pursuant to the Securities Purchase Agreement, it is imperative that we raise an additional $1,000,000 of capital in order to implement our business plan. We are attempting to raise additional funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds for our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of our operations. We do not currently have commitments for capital at this time.

BACKLOG

         As of June 30, 2005 our total backlog was $328,116, as compared to $520,477 at the same time in 2004. The reduction in backlog results from the large bulk sales in 2004 which have not fully materialized in 2005 due in part to the loss of a major customer and in part to the termination of our agreement with AAA in 2004. We are just now introducing a new product, which we anticipate will generate new sales that will increase our backlog.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In our preparation of the financial statements for 2004, there were estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results. Those were:

         - Estimating returns and allowances;

         - Estimating allowance for doubtful accounts;

         - Estimating reserve for excess and obsolete inventory; and

         - Estimating a tax asset valuation allowance.

         With regards to estimating a tax asset valuation allowance, (1) our determination, detailed in Note 11 to the audited financial statements for the year ended December 31, 2004, which are included in this prospectus, that we should record a valuation allowance for the full value of the deferred tax asset created by our net operating loss carryforward. The primary reason for the determination was our lack of certainty as to whether we would carry on profitable operations in the future, and (2) the reserving of a receivable that has required us to file a collection suit. The aging of the receivable from a company undergoing some business problems has led us to be in significant doubt as to its collectibility.

         We made no material changes to our critical accounting policies in connection with the preparation of financial statements for 2004.

ESTIMATING RETURNS AND ALLOWANCES

         Net revenue consists of product revenue reduced by estimated sales returns and allowances. To estimate sales returns and allowances, we analyze, both when we initially establish the reserve, and then each quarter when we review the adequacy of the reserve, the following factors: historical returns, current economic trends, levels of inventories of our products held by our customers, and changes in customer demand and acceptance of our products. This reserve represents a reserve of the gross margin on estimated future returns and is reflected as a reduction to accounts receivable in the accompanying consolidated balance sheet. Increases to the reserve are recorded as a reduction to net revenue equal to the expected customer credit memo and a corresponding credit is made to cost of sales equal to the estimated cost of the returned product. The net difference, or gross margin, is recorded as an addition to the reserve. Because the reserve for sales returns and allowances is based on our judgments and estimates, particularly as to future customer demand and acceptance of our products, our reserves may not be adequate to cover actual sales returns and other allowances. If our reserves are not adequate, our future net revenues could be adversely affected.

ESTIMATING ALLOWANCE FOR DOUBTFUL ACCOUNTS

         As needed based on specific customers' circumstances affecting his probability of payment, we reserve an allowance for losses we may incur as a result of our customers' inability to make required payments. Any increase in the allowance results in a corresponding increase in our general and administrative expenses. In establishing this allowance, and then evaluating the adequacy of the allowance for doubtful accounts each quarter, we analyze historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. If the financial condition of one or more of our customers deteriorates, resulting in their inability to make payments, or if we otherwise underestimate the losses we incur as a result of our customers' inability to pay us, we could be required to increase our allowance for doubtful accounts which could adversely affect our operating results. We have a case whereby the aging of the receivable from a company undergoing some business problems has led us to be in significant doubt as to its collectibility and has caused us to institute legal proceedings for collection. This situation has caused the allowance to be unusually large in the present financial statements.

ESTIMATING RESERVE FOR EXCESS AND OBSOLETE INVENTORY

         We identify excess and obsolete products and analyze historical usage, forecasted production based on demand forecasts, current economic trends, and historical write-offs when evaluating the adequacy of the reserve for excess and obsolete inventory. This reserve is reflected as a reduction to inventory in the accompanying consolidated balance sheet, and an increase in cost of revenues. If actual market conditions are less favorable than our assumptions, we may be required to take additional reserves, which could adversely impact our cost of revenues and operating results.

ESTIMATING A TAX ASSET VALUATION ALLOWANCE

         Note 11 to the Financial Statements details our determination that we should record a valuation allowance for the full value of the deferred tax asset created by our net operating loss carryforward. The primary reason for the determination was our lack of certainty as to whether Ultradata would carry on profitable operations in the future.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

         There were no recent accounting pronouncements that have had or are likely to have a material effect on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

         Our mission is to aid the road traveler with useful information with products easy to use and affordable in price. Since 1987 we have been engaged in the business of manufacturing and marketing handheld computers that provide travel information. The products are based upon a data compression technology that we developed, portions of which we have patented. Recent developments in communications and speech technology have opened up new opportunities for us to integrate our technology and create new products merging these technologies with our own. We are completing development of several new products which are based on adding significant features to the successful Talking Road Navigator such as a Spanish-speaking unit and a voice-recognition unit which allows for hands-free operation. These new products are consistent with our goal of improved ease of use by the consumer. The Spanish-speaking unit was completed in 2004 and initial deliveries to customers have been made. We expect the voice-recognition unit should be completed and available for sale before June 2005. The voice recognition product is called the Road Genie Audio Navigation System and will result in greater user convenience.

         We have sold over 3 million of our low-cost handheld travel computers, demonstrating that there is a market for travel information products. To re-awaken that market with an improved product that speaks, we have developed a Talking Road WhizTM. Significant deliveries of this product began in September of 2003 and we received significant revenue in the last four months of 2003 from sales of this new addition to our product line. Our earnings in the fourth quarter of 2003 were sufficient to offset losses in the first three quarters of 2003. This success continued in the first two quarters of 2004, which have traditionally been weak quarters for us. Our growth was stalled, however, in the second half of 2004, when our primary distributor and one significant customer both ceased placing orders. We are now engaged in efforts to replace those lost sales.

         Each of our consumer products is designed to allow the consumer to access useful information stored in a convenient manner. Our handheld computers generally sell at retail prices between $19.95 and $59.95 per unit. The products have been available in retail mass-market chains, catalogs, credit-card inserts, and other channels.

         The goals of our research and development investments are targeted at attaining the right product at the right price. There are over 125 million drivers in the U. S., and there is a great demand for useful, easy-to-access information for convenience and safety on the road. Low-cost products that achieve these benefits have a significant niche in the marketplace. Thus far, we feel we have barely penetrated this market. We hope to continue to exploit this niche over the next few years by bringing the results of merged technologies to bear on the goals stated above with significant impact on our sales and profits. Ease of use and low cost are major considerations. With the new voice-recognition unit, we hope to further penetrate this market. The introduction of expensive GPS navigation systems has brought more awareness to this category. However, most consumers do not wish to pay over $500 or monthly fees for directions. Our low-cost user-friendly products offer an affordable alternative.

HANDHELD TRAVEL COMPUTERS

The Road Whiz(TM) Line of Products

         Our core business is a line (currently 7 products) of hand-held computers that utilize our proprietary data compression technology to provide a library of information in a pocket-size box. Most of the products contain travel information, customized to specific markets, and so the flagship products have carried variations of the trademark "Road Whiz(TM)." Within the chip that powers a Road Whiz(TM) can be found information regarding over 100,000 services and amenities along the U.S. Interstate Highway System and directions on how to reach the service or amenity of choice. Some versions of the Road Whiz(TM) also contain information about services and attractions within the cities linked by the Interstate Highway System, and some versions include U.S. highways as well as Interstates. The products also provide distances between major U. S. cities, with over 100,000 pre-calculated routes. The service information provided by a Road Whiz(TM) product includes directions and mileage to gas stations, hotels, motels, hospitals, and 24-hour restaurants, as well as highway patrol emergency numbers. We sell our handheld products through independent sales representatives, mass merchandise retailers, catalog companies, department stores, office supply stores, direct mail promotions, luggage stores and selected television shopping channels.

         We have achieved a significant advance in the technology in our product with the introduction of the Talking Road WhizTM. The unit speaks in a clear, loud, real voice appropriate prompts for the user's next action as well as the information presented on the display. This technological improvement makes the unit easier to use and more attractive to buy, and paves the way for other applications of this new technology such as the new Road Genie(R) Audio Navigation System. This new product enables the user to operate the unit hands-free with eyes on the road. It will recognize voice commands and respond with appropriate recorded voice responses - not computer-generated voice.

         Among  the  other  hand-held   products  we  currently  offer  are  the
following:

         Road Whiz(TM) Plus provides complete routing information for over 90 cities, giving driving distances, driving time and detailed directions. A similar product made by is is sold by one of our major distributors under the name Auto PilotTM. Our products are designed to be marketed by mass merchandise retailers.

         The Road Whiz(TM) RV Special adds to the standard Road Whiz(TM) features useful for an RV owner, such as the location of dump stations and the availability of parking for recreational vehicles at restaurants, and is sold through RV magazines and Camping World stores. It contains over 60,000 services and stored routes between 250 cities.

OUR MARKETING STRATEGY

         After our initial public offering of securities in 1995, we were able to commence widespread marketing of the handheld products. We priced them to the upper range gift market ($49 to $129) and focused our marketing efforts on direct sales through television and print ads, as well as through a sales representative network. That strategy was successful in expanding our sales for three years, while the products were new to the market. The expansion of sales, however, did not bring with it a proportionate expansion of profits. Too many of our marketing techniques were only marginally profitable, and as our products lost some of their newness, marketing techniques such as direct mailing produced diminishing returns. For that reason, beginning late in 1998 we revised our marketing strategy. Products without the voice feature now generally retail for $19.95 to $29.95. At this price point, we expected to gain sufficient volume to achieve economies of scale with new low-cost manufacturing methods, permitting us to operate profitably at a lower level of annual sales. We have been successful in reducing the cost of marketing as well as other operating costs. In addition, we successfully increased the volume of sales in 2003 and reached profitability.

          In 2004, we expected to have the entire year for Talking Road WhizTM sales as compared with only the last four months of 2003. However, market forces and business problems for some of our biggest customers truncated Talking Road WhizTM sales to those customers in the latter half of the year. A major customer of ours, Media Solutions Services, experienced deteriorating operations during 2004 and during the second quarter ceased ordering products from us. This customer accounted for 55.4% of sales during 2004. We are working to bring this customer back to our products as their fortunes improve in the coming year, although no assurances can be given that they will have increased operations or that they will place orders with us in the future. As a result, we have worked to diversify our customer base and develop new customers. As as a result of our increased focus on other customers, we have had discussions with another distributor and also retail sales organizations, from which we expect to receive orders from major retailers this summer for fall delivery.

         In addition, at the request of AAA corporate office, we terminated our agreements with AAA for the use of the AAA logo on certain versions of our products. The effect of this development is difficult to quantify, but the AAA imprimatur doubtless had a positive effect on the sales of these products. We realized about 4% of sales from AAA stores in 2003 and 2004. We are consequently considering other branding sources and have a product in the market with Automobile Clubs of America (ACA) brands. As mentioned above, we are also attempting to broaden the markets for our products in 2005 and are taking on the tasks of promoting products, such as Road Genie - tasks that traditionally have been performed by our customers. This development will add to our marketing costs in 2005 but should permit us to command a higher margin than we could otherwise realize. In the past wholesalers or distributors were burdened with these marketing costs, which will fall to us on the new products. Consequently, our sales price will be higher. We do not yet know what effect, if any, the higher sales prices will have on the number of sales we make.

         Distribution through mass merchandise channels accounted for almost 75% of our revenue in 2004. We expect that a small group of mass-market channels will continue to be an important source of sales for our handheld computer products. We also expect to increase the share of direct sales as result of these new marketing initiatives mentioned above. The following table identifies the most significant customers on the basis of sales in the past two years as well as other mass-market retailers that carry our products. In 2002, sales emphasis shifted from mass-market retailers to other channels of mass distribution that require far less marketing costs. This approach continued throughout 2003 and 2004.

-------------------------------------------------------------------------------------------------------------------------
Channel of Distribution                             2004 Sales        % of Sales      2003 Sales         % of Sales
-------------------------------------------------------------------------------------------------------------------------
Media Solutions Services                            $ 2,200,642           55.4%       $ 1,608,052            56.2%
-------------------------------------------------------------------------------------------------------------------------
Office Max                                          $   560,352           14.1%                 -                -
-------------------------------------------------------------------------------------------------------------------------
QVC                                                 $   484,219           12.2%       $   481,619             16.8%
-------------------------------------------------------------------------------------------------------------------------
AAA Clubs                                           $   162,220            4.1%       $   118,657              4.1%
-------------------------------------------------------------------------------------------------------------------------
DMD, LLC                                            $   129,263            3.2%                 -                -
-------------------------------------------------------------------------------------------------------------------------

         Central to the marketing strategy is our effort to develop a variety of distribution paths, so as to maximize our penetration of the potential market for our products. Our 2005 success depends on steering our marketing thrust more to direct sales through TV advertising and to use those inroads to pull sales through retail channels in response to the TV ads.

         The objective of this marketing strategy is an increase in sales revenue and gross margin with attendant increases in selling expenses. With expected success of existing proven products as well as new products soon to be available in the marketplace, we expect to continue the profitability begun in 2003 and exhibited in 2004.

         The early part of 2005 has resulted in quite low sales as we were just beginning to market our new products. The poor sales of the first quarter will be repeated in the second quarter, however, we have deliveries established for the third and fourth quarters. During the second quarter, our distributor, DMD, LLC arranged for the order of 22,932 Talking Road Whiz units from our supplier, Sweda, Ltd., which our distributor placed with Wal-Mart. Pursuant to this arrangement, we will receive a royalty of $3.34 per unit.


         We have received purchase orders from Kohl's and QVC for delivery in the third quarter. Our current backlog reflects these purchase orders and will be reflected in our third and fourth quarter sales. The QVC orders amount to 15,000 Talking Trip Navigators for gross sales of $184,500 for October delivery. The Kohl's orders are for 13,056 Talking Road Whiz units for gross sales of $143,616 for September delivery. These sales are done through multiple purchase orders we receive from the companies themselves. The purchase orders for Kohl's and QVC cannot be cancelled unless we do not deliver the products to them by the scheduled delivery dates of September 17, 2005 and October 18, 2005, respectively. QVC retains the right to return unsold units as a condition of their using TV home shopping network. In eleven years of doing business with QVC, we have never experienced a significant level of return.


         All of these orders from our distributor DMD, LLC, Kohl's and QVC are for products other than our new Road Genie product. Near-term sales for that product are dependent on financing of the product production and promotion when this registration statement becomes effective. Production of the enhanced version with digital voice recorder and introduction of the cell-phone Road Whiz application are similarly tied to this financing availability for their progress and fulfillment.


         Our marketing and selling expenses have increased and are anticipated to increase in the future. For the quarter ended June 30, 2005, our marketing and selling expenses were $125,620, an increase of 16% compared to the same quarter in 2004, when our expenses were $108,272. The increase in expenses is a result of fees paid to TellTale Communications for the production of 60 and 120-second TV spot commercials for the Road Genie. In addition, we anticipate expenses in the near future for the purchase of the television air time on various channels as well as to hire live operators for handling the 800-number calls for orders, for which we have engaged Koeppel Direct for media strategy and purchasing and LiveOps for the telephone operators. We perform fulfillment of orders with our present staff. These expenses are different from those involved in delivering product to distributors. However, gross margin can be much greater. Actual profits depend on the number of orders that result from each TV spot. Market testing is required to ascertain the most effective TV channels and the right message in the commercial. However, major marketing costs are not invested until the market testing shows promise. In direct sales, we receive the full retail amount of revenue compared to the lower wholesale or distributor price. Therefore, success is dependent on significant orders per TV spot. It is not known at this time whether this will prove successful.


MANUFACTURING

         We do not manufacture any of our products. We retain assemblers to manufacture the products. At present, there is one manufacturer to whom we contracted all of our assembly work in 2004. Each year, the manufacturer quotes prices to us based upon estimated annual quantities. Exact pricing is usually good for 90 days. Significant changes in chip prices result in similar changes from our manufacturer. Then we place individual purchase orders for production. Our arrangements with this manufacturer - up to the point of a purchase order - are terminable at will by either party. If the manufacturer becomes unavailable to us, alternate sources would be readily available. Nevertheless, the sudden loss of our manufacturer or unanticipated interruptions or delays from our present manufacturer would likely result in a temporary interruption to our planned operations.

BACKLOG

         As of June 30, 2005 our total backlog was $328,116, as compared to $520,477 at the same time in 2004. The reduction in backlog results from the large bulk sales in 2004 which have not yet fully materialized in 2005 due in part to the loss of a major customer and in part to the termination of our agreement with AAA in 2004. We are just now introducing a new product, which we anticipate will generate new sales that will increase our backlog.

PATENTS

         We own four patents - two that are utilized in our present Road Whiz(TM) products. They provide us a technological advantage which, to date, has prevented any similar product from appearing. One patent covers our method of compressing data relating to travel information. This compression technology permits our travel products to store more data on smaller and less expensive memory devices. The second patent covers the methodology that enables our travel devices to account for changes that occur when the traveler crosses a state border. We have another patent involving electronic coupons while traveling that we believe would be valuable for future use in up-scale travel information products.

         We hold two additional patents that have potential utility in the road navigation market and cover the delivery of electronic coupons in a handheld computer for discounts of services. The technology can be combined with a location function to cause time and site-specific coupons to be delivered to the driver offering, for example, a discount at the upcoming hotel. We would, of course, receive a fee for each customer that the hotel gained in this fashion.

         The other related patent, which was awarded in May 1999, covers a method of integrating a GPS receiver into a radar detection device. By use of this patented technology, it becomes practical to eliminate many false radar detection alarms, as well as to provide audible warnings of speed zones.

         Our patents issued are as follows:

----------------------------------------------------------------------------------------------------------------------
Patent Name                                                     Patent Number                     Patent Issue Date
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Highway Information System                                      5,021,961                         June 4, 1991
----------------------------------------------------------------------------------------------------------------------
Highway Information System                                      5,229,947                         July 20, 1993
----------------------------------------------------------------------------------------------------------------------
Electronic  coupon storage and retrieval system  correlated to
highway exit service availability information                   5,943,653                         August 24, 1999
----------------------------------------------------------------------------------------------------------------------
Radar detector responsive to vehicle speed                      5,977,884                         November 2, 1999
----------------------------------------------------------------------------------------------------------------------

DATABASE RESEARCH

         A broad and accurate database is essential to the success of our products. For this reason, we have developed a systematic approach to updating our ROAD WHIZ(TM) database. A significant part of the ROAD WHIZ(TM) database is gathered and verified by "Road Helpers." Road Helpers are generally retirees and others that travel extensively and report to us regarding the facilities they encounter. The data provided by the Road Helpers is, in turn, reviewed and augmented at our corporate headquarters along with use of publicly available information from chains and states on businesses and facilities.

COMPETITION

         We face significant competition from a number of different sources. There are companies that make handheld PDA's (personal digital assistants) such as Sharp and Casio, or Palm computer products such as Palm, HP and others make, and then there are GPS (global positioning system) handhelds made by Garmin and Magellan. Although we have specialized in travel data, all of these products can offer some overlapping information and compete for the consumer dollar. It is not clear that the voice recognition and talk features we are emphasizing will distinguish ourself sufficiently from other products to be successful considering the wide array of different handheld computer products on the market.

         We believe that the following factors will help us compete within this market:

         o        Our data compression technology is patented;

         o Our database is unique, and would be time-consuming to replicate it;

         o We have fourteen years of experience in developing this line of products;

         o        Our products are less expensive than others on the market.

RESEARCH AND DEVELOPMENT

         We perform ongoing research and development, seeking to improve existing products and to develop new products. These activities are primarily conducted at our corporate headquarters, although we periodically engage outside computer system design consultants to expedite the completion of the development and test stages. The success of the Talking Road WhizTM came directly from our R&D efforts, and we plan to carry the product line to the next level of voice recognition. This feature promises to further simplify product use and attract a wider market by requiring less of the user to access valuable information.

         In 2004, we incurred $140,507 in research and development costs compared to $63,156 in 2003. Research activities for 2004 were primarily focused on continued development of the Talking Road WhizTM products and the Road
GenieTM Audio Navigation System. In 2005, we plan to add features to the Road GenieTM, which will enhance its usefulness to the road traveler. We plan to develop a digital voice recorder feature to be added in late 2005. Further, we have been developing a cell-phone application that would make our software and database available to a cell-phone user who opts to subscribe to this service thought his service provider. We see this channel as a new opportunity for revenue from our patents. Thus, two different paths to enhance profitability will be advanced in 2005: the voice-activated Road GenieTM with a digital voice recorder and the cell-phone Road Whiz application.

EMPLOYEES

         We currently have 8 full-time employees, including four officers, all of whom are located at our headquarters in St. Louis, Missouri. We employ two people in sales, customer service and shipping, two people in executive management and administration, two people in product development, and two people in inventory management and accounting. None of our employees belongs to a collective bargaining union. In addition, a number of part-time consultants are retained for database research, website development and maintenance, and software development. We have not experienced a work stoppage and believes that our employee relations are good.

                            DESCRIPTION OF PROPERTIES

         We maintain our principal office at 1240 Dielman Industrial Court, St. Louis, Missouri 63132. Our telephone number at that office is (314) 997-2250 and our facsimile number is (314) 997-1281. We lease approximately 5,000 square feet of office space. The lease expires on October 31, 2005. The monthly rent is $3,569.29 plus 16% of all building expenses. We maintain no manufacturing operations on site and employ outside contractors to perform all of our manufacturing requirements. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, if needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

            From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

            NAME                 AGE             POSITION

Monte Ross                         72            Chief Executive Officer, Director
Ernest Clarke                      65            President & Chief Financial Officer, Director
Mark L. Peterson                   48            Vice President-Engineering, Secretary, Director
Donald Rattner                     72            Director
H. Krollfeifer, Jr.                64            Director
Matthew Klapman                    35            Director

Directors hold office until the election and qualification of their successors at a meeting of the Company's stockholders. Officers hold office, subject to removal at any time by the Board, until their successors are appointed and qualified.

Background of Directors and Executive Officers:

         MONTE ROSS founded our company in 1986 and has served as our Chief Executive Officer and Chairman since inception. He also served as President until April 2001. For over 20 years prior to founding our company, Mr. Ross was employed by McDonnell Douglas Corporation (now Boeing) in a variety of positions. When he left McDonnell Douglas, Mr. Ross was Director of Laser Systems, responsible for the group of approximately 400 employees, which developed the first space laser communication system and first space laser radar. Mr. Ross is a Fellow of the Institute of Electrical and Electronic Engineers and the past President of the International Laser Communication
Society. Mr. Ross was awarded a Master of Science degree in Electrical Engineering by Northwestern University in 1962. He is the father-in-law of Mark
L. Peterson, the Company's Vice President-Engineering.

         ERNEST CLARKE has been a Director of ours since we were founded in 1986. From August 1990 to June 1999 he served as Vice President - Government Programs. He then served as our Vice President - Controller from June of 1999 until April 2001. He was elevated to President in April 2001. For over 20 years prior to joining us, Mr. Clarke was employed by McDonnell Douglas Corporation (now Boeing) in a variety of positions. When he left McDonnell Douglas, Mr. Clarke was its Laser Product Development Manager with responsibility to supervise over 40 engineers. Mr. Clarke was awarded a Master of Science degree in Electrical Engineering by Stanford University in 1966.

         MARK L. PETERSON has been a Director of ours since we were founded in 1986. He has served as our Vice President of Engineering since 1988. He is responsible for the design of our hand-held products. During the four years prior to joining us, Mr. Peterson was employed by McDonnell Douglas Corporation as an electronics engineer for fiber optic products and satellite laser cross-link programs. Mr. Peterson was awarded a Master of Science degree in Electrical Engineering by Washington University in 1980. He is the son-in-law of Monte Ross.

         DONALD RATTNER joined us in 1999 to serve as a member of the Board of Directors. Mr. Rattner is a member/partner in BrookWeiner, LLC, a Chicago-based accounting firm, and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. He has served on the boards of several corporations.

         H. KROLLFEIFER, JR. joined us in 2000 to serve as a member of the Board of Directors. Mr. Krollfeifer is retired after 35 years in the equipment leasing and financing industry. He has worked closely with The American Association of Equipment Lessors (AAEL), an industry trade group for which he served as a speaker, lecturer, and teacher for various educational programs starting in 1986. That organization evolved into The Equipment Leasing Association of America (ELA), and Mr. Krollfeifer was added to their training faculty in January 2000 where he continues to serve on a part-time basis.

         MATTHEW KLAPMAN joined us in 2002 to serve as a member of the Board of Directors. Mr. Klapman is the CEO of Future Vision Technologies, Inc., which he co-founded 1990. He has maintained a strong career in technological innovation, business strategy, negotiation, and team management. He has invented and developed a myriad of products in the video, 3-D graphics, and communication fields. As a Director at Motorola, he developed the computer graphics and marketing strategy for its corporate strategy office and broadband wireless communications sector. In addition, as Director of Research and Development for Motorola's Personal Communications Sector, he spearheaded the creation of the new user interface platform that is the basis for all of Motorola's cellular phones. He has developed products and designs that have earned several industry awards. He received a B.S. in Computer Engineering and a J.D. from the University of Illinois at Urbana. He holds 4 issued and 7 pending patents.

AUDIT COMMITTEE

         The Board of Directors has appointed an Audit Committee of the Board. The present members of the Audit Committee are Donald Rattner and H. Krollfeifer, Jr. The Board of Directors has determined that Donald Rattner is qualified to serve as an "audit committee financial expert", as defined in the Regulations of the Securities and Exchange Commission. Mr. Rattner is an "independent director", as defined in the Regulations of the Securities and Exchange Commission.

CODE OF ETHICS

         The Company has adopted a "Code of Business Ethics for Ultradata Systems, Inc." The Code is applicable to all employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The Company will provide a copy of the Code of Ethics, without charge, to any person who submits a request in writing to the President of the Company.

EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending December 31, 2004, 2003 and 2002 exceeded $100,000:


                                                               SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Monte Ross                2004   167,880           0             -            -         25,000          -             -
  Chief Executive         2003   157,367           0             -            -            -            -             -
  Officer                 2002   152,938           0             -            -        121,813          -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Ernest Clarke             2004   111,040           0             -            -         25,000          -             -
   President              2003   103,695           0             -            -            -            -             -
                          2002   103,783           0             -            -         66,423          -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mark Peterson             2004   101,152           0             -            -         30,000          -             -
   Vice President -       2003    93,101           0             -            -            -            -             -
   Engineering            2002    97,877           0             -            -         87,511          -             -

EMPLOYMENT AGREEMENTS

         Messrs. Ross, Peterson, and Clarke have individual employment agreements with us beginning September 1, 1994. Except as noted herein, the terms of the employment agreements are substantially identical. The agreements were extended in 1997 by action of the Board of Directors to October 31, 2000, again in 2000 to October 31, 2003, and again in 2003 to October 1, 2005. The agreements provide for base salaries, which are adjusted annually by the Board of Directors. If the majority of the Board cannot agree as to a level of salary adjustment, the salary will increase by 10% for Mr. Clarke and Mr. Peterson and 5% for Mr. Ross. The employment agreements restrict each officer from competing with us for one year after the termination of his employment unless that employee establishes that his employment by a competitor will not involve the use of any information considered confidential by us.

STOCK OPTION AWARDS

         The following tables set forth certain information regarding the stock options acquired by the Company's Chief Executive Officer and Chief Financial Officer during the year ended December 31, 2004 and those options held by each of them on December 31, 2004.

                                        Option Grants in the Last Fiscal Year

                                    Percent
                                    of total
                  Number of         options
                  securities        granted to
                  underlying        employees        Exercise
                  option            in fiscal        Price           Expiration
Name              granted           year             ($/share)       Date
------------   ---------------  ---------------  ---------------  --------------
M. Ross           25,000            25                 $.72          12/11/2014
E. Clarke         25,000            25                 $.72          12/11/2014

                    Aggregated Fiscal Year-End Option Values

                  Number of securities underlying    Value of unexercised in-the-money
                  unexercised options at fiscal      options at fiscal year-end ($)
Name              year-end (#) (All exercisable)     (All exercisable)
-------------   ---------------------------------   ------------------------------------
M. Ross                      146,813                        $43,853
E. Clarke                     91,423                        $23,912

REMUNERATION OF DIRECTORS

Outside Directors receive $500 per meeting and are reimbursed for out-of-pocket expenses incurred on the Company's behalf. From time to time they are granted stock and options as recommended and approved by the inside directors. During 2004, the outside directors each received 4,000 options for Ultradata common stock with a strike price of $.72 that are exercisable within ten years.

STOCK OPTION PLANS

The information set forth in the table below regarding equity compensation plans (which includes individual compensation arrangements) was determined as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

                                                         Number of                 Weighted         Number of securities
                                                  securities to be issued      average exercise      remaining available
                                                      upon exercise of       price of outstanding    for future issuance
                                                    outstanding options,       options, warrants         under equity
                                                    warrants and rights           and rights          compensation plans
Equity compensation plans approved by security
holders...........................................           280,747                  $.14                     0
Equity compensation plans not approved by
security holders..................................           116,000*                 $.72                    __
                Total.............................           427,663                  $.17                     0


* Represents non-qualified stock options given to the Company's outside directors and employees in 2004. The options expire on December 11, 2014.

         We have two stock option plans: the 1994 Incentive Stock Option Plan and the 1996 Incentive Stock Option Plan, both of which were approved by our shareholders. The material terms of the Plans are identical. In aggregate, the Plan authorize the issuance of options for 500,000 shares, all of which have been issued. Of those, options have been exercised to purchase 94,523 shares of common stock. These plans have now expired.

         We approved a new stock option plan, the 2004 Non-Qualified Stock Option Plan, which is similar to our previous plans. This plan authorized 500,000 shares for options, of which 238,236 options have been granted as of March 31, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the first quarter of 2004, Monte Ross loaned us $15,000, with no interest. We paid off the loan by March 31, 2004.

         We have no policy regarding entering into transactions with affiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of July 25, 2005

         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        by each of our officers and directors; and

         o        by all of our officers and directors as a group.


Name and Address                    Amount and Nature            Percent Prior     Percent After
Of Beneficial Holder                of Beneficial Ownership (1)  to Offering (2)    Offering (3)
--------------------                -----------------------       -------------     ----------
Monte Ross                              485,813 (4)                7.40%              1.13%
1240 Dielman Industrial Court

St. Louis, MO 63132

Ernest Clarke                           222,275 (5)                3.42%                *
1240 Dielman Industrial Court

St. Louis, MO 63132

Mark Peterson                           254,893 (6)                3.93%                *
1240 Dielman Industrial Court

St. Louis, MO 63132

Donald Rattner                           66,000 (7)                1.02%                *
1240 Dielman Industrial Court
St. Louis, MO 63132

K. Krollfeifer, Jr.                      32,000 (8)                   *                 *
1240 Dielman Industrial Court
St. Louis, MO 63132

Matthew Klapman                           4,000 (9)                   *                 *
1240 Dielman Industrial Court
St. Louis, MO 63132

Executive Officers and Directors      1,077,481 (10)              15.87%              2.50%
As A Group (6 persons)

Harley Brixey                           650,000 (11)              10.13%              1.52%
4389 Winding Oaks Drive

Mulberry, FL 33860

* Less then one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 25, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 6,416,187 shares of common stock outstanding.

(3) Percentage based on 42,716,187 shares of common stock outstanding.

(4) Includes 100,000 shares owned by the Harriet Ross Revocable Trust, and 174,000 shares owned by the Monte Ross Revocable Trust. Also includes options to purchase 146,813 shares.

(5) All shares are owned jointly with Mr. Clarke's spouse. Also includes options for 91,423 shares.

(6) Includes options for 62,000 shares.

(7) Includes options for 29,000 shares.

(8) Includes 24,000 shares owned by D&H Enterprises, Inc., of which Mr. Krollfeifer is a principal. Also includes options for 4,000 shares.

(9) Includes options for 4,000 shares.

(10) Includes options for 371,747 shares.

(11) As reflected by Mr. Brixey's Form 4, filed May 9, 2005.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 50,000,000 shares of Common Stock, $0.01 par value. As of July 25, 2005, there were 6,416,187 shares of common stock issued and outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

         We have engaged American Stock Transfer & Trust Company, as independent transfer agent or registrar.

PREFERRED STOCK

            We are authorized to issue 5,000,000 shares of preferred stock, $0.01 par value per share. As of July 25, 2005, there were no shares of preferred stock issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

WARRANTS

         In connection with a Securities Purchase Agreement dated February 2005, the accredited investor was issued 300,000 warrants to purchase shares of common stock. The warrants are exercisable until two years from the date of issuance at a purchase price of $10.00 per share.

OPTIONS

         We currently have 238,236 options outstanding,

CONVERTIBLE SECURITIES

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on February 14, 2005, and amended on February 17, 2005 and June 21, 2005, for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 300,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investor is obligated to provide us with an aggregate of $300,000 as follows:

         o        $50,000 was disbursed to us on February 14, 2005;

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and

         o        $200,000   will  be  released  upon   effectiveness   of  this
                  registration statement.

         On June 21, 2005, the investors advanced us $50,000, which sum represents a prepayment towards the exercise of warrants, with the credit against the exercise price of the warrants to be at the investor's sole discretion.

         The debentures bear interest at 4 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture being converted; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If the volume weighted average price is below $0.50 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.50 at any point during a month, the holder has the right to, but is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. For a period of twenty days after the date that the outstanding principal amount of the debenture is less than $100,000, we may redeem the debenture in whole in cash for the outstanding principal amount plus accrued and unpaid interest. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 300,000 shares of common stock at an exercise price of $10.00 per share.

         The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and February 14, 2007.

         There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

         1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the convertible debentures will occur before full conversion and exercise have occurred;

         2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.99% of our outstanding common stock;

         3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) we may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the convertible debentures without exercising the warrant, either of which events would reduce the aggregate purchases under the convertible debentures and warrant by 900% of the amount redeemed by us or converted without exercise.

         4. When the principal amount of the convertible debentures falls below $60,000, we may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for our common stock would be only $2,640,000.

         Golden Gate Investors has contractually committed to convert not less than 3% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 3% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.50 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 125% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

         Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, which is 150 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE CONVERSION CALCULATION

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture being converted; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. As of July 26, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.23 and, therefore, the conversion price for the convertible debentures was $.184. For example, assuming conversion of $300,000 of debentures on July 26, 2005, a conversion price of $0.184 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($0.184 x $300,000)  = 3,244,800/$0.184 = 17,634,783

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of July 25, 2005 of $0.24.

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 20%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.18                       $.144                   22,616,667                       77.90%
50%                   $.12                       $.096                   34,075,000                       84.15%
75%                   $.06                       $.048                   68,450,000                       91.43%

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing of options on the shares

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name        Debentures, Notes      Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering*        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

Golden Gate              17,934,783 (3)   73.67%         Up to         711,451       9.99%           --            --
  Investors,                                           36,300,000
  Inc.(2)                                               shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on July 26, 2005, the conversion price would have been $.184. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3)  Includes   17,634,783  shares  of  common  stock  underlying  our  $300,000 convertible debenture and 300,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on February 14, 2005, and amended on February 17, 2005 and June 21, 2005, for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 300,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

         o        $50,000 was disbursed to us on February 14, 2005;

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and

         o        $200,000   will  be  released  upon   effectiveness   of  this
                  registration statement.

         On June 21, 2005, the investors advanced us $50,000, which sum represents a prepayment towards the exercise of warrants, with the credit against the exercise price of the warrants to be at the investor's sole discretion.

         The debentures bear interest at 4 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion. If the volume weighted average price is below $0.50 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.50 at any point during a month, the holder has the right to, but is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. For a period of twenty days after the date that the outstanding principal amount of the debenture is less than $100,000, we may redeem the debenture in whole in cash for the outstanding principal amount plus accrued and unpaid interest. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 300,000 shares of common stock at an exercise price of $10.00 per share.

         The conversion provisions of the convertible debentures and the exercise provisions of the warrant are correlated so that the convertible debentures will be converted and the warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the convertible debentures principal converted). In total, the conversion of the convertible debentures and exercise of the warrant will result in Golden Gate purchasing our common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the convertible debentures principal converted) during the period between the effective date of the registration statement and February 14, 2007.

         There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

         1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the convertible debentures will occur before full conversion and exercise have occurred;

         2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.99% of our outstanding common stock;

         3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) we may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the convertible debentures without exercising the warrant, either of which events would reduce the aggregate purchases under the convertible debentures and warrant by 900% of the amount redeemed by us or converted without exercise.

         4. When the principal amount of the convertible debentures falls below $60,000, we may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for our common stock would be only $2,640,000.

         Golden Gate Investors has contractually committed to convert not less than 3% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 3% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.50 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 125% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

         Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, which is 150 days from the date of the Securities Purchase Agreement, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE CONVERSION CALCULATION

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture being converted; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debentures is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. As of July 26, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.23 and, therefore, the conversion price for the convertible debentures was $.184. For example, assuming conversion of $300,000 of debentures on July 26, 2005, a conversion price of $0.184 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($0.184 x $300,000)  = 3,244,800/$0.184 = 17,634,783

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of July 28, 2005 of $0.24.

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 20%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.18                       $.144                   22,616,667                       77.90%
50%                   $.12                       $.096                   34,075,000                       84.15%
75%                   $.06                       $.048                   68,450,000                       91.43%

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Webb & Company, P.A., Independent Registered Public Accounting Firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the Independent Registered Public Accounting Firm's opinions based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Ultradata Systems, Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                         ULTRADATA SYSTEMS, INCORPORATED

                              FINANCIAL STATEMENTS

For the Years Ended December 31, 2004 and December 31, 2003

         Reports of Independent Registered Public Accounting Firm  F-1
         Balance Sheets                                            F-2 to F-3
         Statements of Operations                                  F-3
         Statement of Stockholders' Equity (Deficit)               F-4
         Statements of Cash Flows                                  F-5 to F-6
         Notes to Financial Statements                             F-7 to F-22

For the Quarter Ended March 31, 2005

         Condensed Balance Sheets                                  F-23
         Condensed Statements of Operations                        F-24
         Condensed Statements of Cash Flows                        F-25
         Notes to Condensed Financial Statements                   F-26 to F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Ultradata Systems, Inc.

We have audited the accompanying balance sheet of Ultradata Systems, Inc. as of December 31, 2004, and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Ultradata Systems, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, a major customer of the Company has experienced deteriorating operations during 2004 and during the second quarter ceased ordering products from the Company. This customer accounted for 55.4% of sales during 2004. In addition the Company terminated its agreements with AAA for the sale of its products using the AAA logo to AAA retail locations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 13. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEBB & COMPANY, P.A.
------------------------

Boynton Beach, Florida
March 5, 2005

                         ULTRADATA SYSTEMS, INCORPORATED
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2004

                                     ASSETS
CURRENT ASSETS
 Cash                                                                                             $   385,966
 Trade accounts receivable, net of allowance for doubtful accounts of $179,575                         38,459
 Inventories, net                                                                                      89,890
 Prepaid expenses                                                                                      41,515
                                                                                                  -----------
       Total Current Assets                                                                           555,830

PROPERTY AND EQUIPMENT - NET                                                                           30,458

OTHER ASSETS                                                                                            5,444
                                                                                                  -----------

TOTAL ASSETS                                                                                      $   591,732
                                                                                                  ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                                                                 $   126,019
 Accrued liabilities                                                                                   55,967
                                                                                                  -----------

TOTAL CURRENT LIABILITIES                                                                             181,986
                                                                                                  -----------

STOCKHOLDERS' EQUITY
 Preferred stock, $0.01 par value, 4,996,680 shares authorized, none issued and outstanding                --
 Series A convertible preferred stock, 3,320 shares authorized, none issued and outstanding                --
 Common stock, $0.01 par value, 10,000,000 shares authorized, 6,410,187 issued and outstanding         64,102
 Additional paid-in capital                                                                         9,121,022
 Accumulated deficit                                                                               (8,659,418)
 Deferred stock compensation                                                                         (115,960)
                                                                                                  -----------

TOTAL STOCKHOLDERS' EQUITY                                                                            409,746
                                                                                                  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                        $   591,732
                                                                                                  ===========

                See accompanying notes to financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                              2004            2003
                                                           -----------     -----------
NET SALES                                                  $ 3,970,434     $ 2,863,258

COST OF SALES                                                2,026,756       1,486,542
                                                           -----------     -----------

GROSS PROFIT                                                 1,943,678       1,376,716
                                                           -----------     -----------

OPERATING EXPENSES
  Selling                                                      329,137         253,564
  General and administrative                                 1,151,439         876,528
  Research and development                                     140,507          63,156
                                                           -----------     -----------
       Total Operating Expenses                              1,621,083       1,193,248
                                                           -----------     -----------

OPERATING INCOME                                               322,595         183,468
                                                           -----------     -----------

OTHER INCOME (EXPENSE)
  Interest and dividend income                                   1,620           6,402
  Interest expense                                              (6,408)       (155,801)
  Loss on early retirement of note receivable                       --         (57,813)
  Settlement of legal dispute                                       --         127,000
  Other, net                                                        15           6,439
                                                           -----------     -----------
       Total Other Income (Expense)                             (4,773)        (73,773)
                                                           -----------     -----------

INCOME BEFORE INCOME TAX EXPENSE                               317,822         109,695
  Income tax expense                                                --              --
                                                           -----------     -----------

NET INCOME                                                 $   317,822     $   109,695
                                                                           -----------
                                                           -----------     -----------

INCOME PER SHARE
  Net income                                               $   317,822     $   109,695
  Preferred stock dividends                                         --          (5,190)
                                                           -----------     -----------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                $   317,822     $   104,505
                                                           ===========     ===========

Income per share - basic and diluted                       $      0.05     $      0.02
                                                           ===========     ===========

Weighted average shares outstanding - basic and diluted      6,225,304       4,872,026
                                                           ===========     ===========

                See accompanying notes to financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                        Notes
                                                                                      Additional     Receivable
                                 Preferred Stock             Common Stock               paid-in          For
                                 Shares   Amount        Shares           Amount         capital     Common Stock
----------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002       16    $16,000       4,224,456     $    42,244     $ 9,631,750     $  (102,369)
Conversion of preferred
    stock to note payable         (16)   (16,000)                                         (8,790)
Conversion of notes payable
    to common stock                                    1,372,555          13,726         141,494
Issuance of common stock to
    non-employee for services
    performed                                             30,000           3,000           4,200
Exercise of employee stock
    options                                                3,000              30             180
Stock issued as part of
    short-term loan offering                             480,000           4,800          86,900
Payments on notes receivable
    to purchase common stock                                                                             102,369

Retirement of treasure                                  (326,171)         (3,262)       (939,049)
shares

Net income, 2003
                               ------    -------     -----------     -----------     -----------     -----------

Balance at December 31, 2003       --         --       5,783,840          57,838       8,916,685              --
Conversion of notes payable
    to common stock                                      273,906           2,739          24,861
Issuance of common stock to
    non-employee for services
    performed                                            223,000           2,230         171,710
Exercise of employee stock
    options                                              100,441           1,005           6,026
Exercise of director stock
    options                                               29,000             290            1740
Net income, 2004
                               ------    -------     -----------     -----------     -----------     -----------

Balance at December 31, 2004       --    $    --       6,410,187     $    64,102     $ 9,121,022     $        --

                                                                                                         Total
                                                                                    Deferred         Stockholders'
                                         Treasury Stock         Accumulated           Stock             Equity
                                      Shares       Amount          deficit         Compensation       (Deficiency)
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002          326,171   $  (942,311)    $(9,086,935)        $        --        $  (441,621)
Conversion of preferred
    stock to note payable                                                                                  (24,790)
Conversion of notes payable
    to common stock                                                                                        155,220
Issuance of common stock to
    non-employee for services
    performed                                                                                                4,500
Exercise of employee stock
    options                                                                                                    210
Stock issued as part of
    short-term loan offering                                                                                91,700
Payments on notes receivable
    to purchase common stock                                                                               102,369

Retirement of treasure               (326,171)      942,311                                                     --
shares

Net income, 2003                                                                        109,695            109,695
                                  -----------   -----------     -----------         -----------        -----------

Balance at December 31, 2003               --            --      (8,977,240)                                (2,717)
Conversion of notes payable
    to common stock                                                                                         27,600
Issuance of common stock to
    non-employee for services
    performed                                                                          (115,960)            60,010
Exercise of employee stock
    options                                                                                                  7,031
Exercise of director stock
    options                                                                                                  2,030
Net income, 2004                                                    317,822                                317,882
                                  -----------   -----------     -----------         -----------        -----------

Balance at December 31, 2004               --   $        --     $(8,659,418)        $  (115,960)       $   409,746
                                  ===========   ===========     ===========         ===========        ===========

                See accompanying notes to financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                      2004              2003
                                                                                                    ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                                         $ 317,822         $ 109,695
 Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization                                                                        14,976            32,308
  Write-down of inventory                                                                              30,457            17,673
  Stock issued for services                                                                            57,980             4,500
  Loss on early settlement of notes receivable                                                             --            57,813
  Provision for doubtful accounts                                                                     176,848              (693)
  Non-cash accrued interest receivable                                                                     --           (12,397)
  Changes in assets and liabilities:
    Trade accounts receivable, net                                                                    412,182          (485,198)
    Inventories                                                                                       (64,752)           29,219
    Prepaid expenses and other assets                                                                 (36,349)             (604)
    Accounts payable                                                                                 (334,682)          182,872
    Accrued liabilities                                                                               (34,826)          (98,032)
                                                                                                    ---------         ---------
        Net Cash Provided By (Used In) Operating Activities                                           539,656          (162,844)
                                                                                                    ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from early settlement of notes receivable                                                     --           202,517
    Capital expenditures                                                                              (19,475)          (12,834)
                                                                                                    ---------         ---------
        Net Cash (Used In) Provided By Investing Activities                                           (19,475)          189,683
                                                                                                    ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from exercising stock options                                                              9,061                --
    Payments on notes payable                                                                        (311,202)         (338,844)
    Dividends paid to preferred stockholders                                                               --            (8,790)
    Proceeds from notes payable                                                                       165,000            91,600
    Proceeds from sale of common stock                                                                     --            91,910
    Payments received on subscriptions, net                                                                --           102,369
                                                                                                    ---------         ---------
        Net Cash Used In Financing Activities                                                        (137,141)          (61,755)
                                                                                                    ---------         ---------

NET INCREASE (DECREASE) IN CASH                                                                       383,040           (34,916)

CASH - BEGINNING OF YEAR                                                                                2,926            37,842
                                                                                                    ---------         ---------

CASH - END OF YEAR                                                                                  $ 385,966         $   2,926
                                                                                                    =========         =========

SUPPLEMENTAL DISCLOSURE OF CASH-FLOW INFORMATION
Interest paid during the year                                                                       $   6,408         $  48,204
                                                                                                    =========         =========

                See accompanying notes to financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2004, a portion of the notes payable in the amount of $27,600 was converted to 273,906 shares of common stock.

During 2003, a portion of the notes payable in the amount of $155,220 was converted to 1,312,535 shares of common stock.

During 2003, the Company retired 326,171 shares of Treasury Stock with a cost of $942,311.

                See accompanying notes to financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A) NATURE OF OPERATIONS

      Ultradata Systems, Incorporated (the "Company") was incorporated in the State of Missouri in March 1986 under the name of Laser Data Technology, Inc. The Company subsequently merged into its wholly owned subsidiary, Ultradata Systems, Incorporated, incorporated in the State of Delaware, and Laser Data was dissolved. The principal business activity of the Company, located in St. Louis, is the design, manufacture, and sale of hand-held electronic information products. The Company sells the products in the United States through direct marketing, independent sales representatives, mail order catalogs, and mass market retailers.

      (B) USE OF ESTIMATES

      The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and, as such, include amounts based on informed estimates and assumptions by management, with consideration given to materiality. Actual results could vary from those estimates.

      (C) CASH AND CASH EQUIVALENTS

      Cash includes deposits at financial institutions with maturities of three months or less. The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2004, the Company had approximately $285,800 in cash balances at financial institutions which were in excess of the FDIC insured limits.

      (D) REVENUE RECOGNITION

      Net sales are recognized when products are shipped. The Company has established programs, which, under specified conditions, enable customers to return product. The Company establishes liabilities for estimated returns at time of shipment. In addition, accruals for customer discounts and rebates are recorded when revenues are recognized.

      (E) INVENTORIES

      Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Provision for potentially obsolete or slow moving inventory is made based on management's analysis of inventory levels and future sales forecasts.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT')

      (F) PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost less accumulated depreciation. The Company capitalizes certain software development costs in accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Costs of Software Developed or
      Obtained for Internal Use." Depreciation is provided using the straight-line basis over the estimated useful lives of the assets, generally five years. Leasehold improvements are amortized over the shorter of the term of the related lease or their useful life. Expenditures for maintenance and repairs are charged to expense as incurred. The Company continually reviews property and equipment to determine that the carrying values are not impaired.

      (G) LONG-LIVED ASSETS

      The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 "Accounting for Goodwill and Other Intangible Assets" and "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 142 and 144"). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

      (H) ADVERTISING

      The Company expenses the production costs of advertising the first time advertising takes place, except for direct response advertising, which is capitalized and amortized over its expected period of future benefits. Advertising expense totaled $95,664 and $60,950 for the years ended December 31, 2004 and 2003, respectively.

      (I) RECLASSIFICATION

      Certain amounts from prior periods have been reclassified to conform to the current year presentation.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT')

      (J) FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Trade accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

      (K) RESEARCH AND DEVELOPMENT COSTS

      Research and development costs consist primarily of expenditures incurred bringing a new product to market or significantly enhancing existing products. The Company expenses all research and development costs as they are incurred unless they are associated with the development of tools or processes for production used in-house rather than for product delivered to a customer.

      (L) ROYALTY EXPENSE

      Royalty expense is recognized on a pro rata basis as units are sold during the same period in which the related unit sales were recognized.

      (M) INCOME TAXES

      The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (N) INCOME PER SHARE

      Basic and diluted income per share is calculated by dividing net income for the period (plus preferred stock dividends) by the weighted average number of shares of common stock outstanding during the period. The assumed exercise of stock options and warrants is only included in the calculation of diluted earnings per share, if dilutive (see Note 10).

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT')

      (O) STOCK-BASED COMPENSATION

      In accordance with Statement of Financial Accounting Standards No. 123 (SFAS No. 123), the Company has elected to account for stock options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations. The Company accounts for stock options issued to consultants and for other services in accordance with SFAS No. 123.

      (P) NEW ACCOUNTING PRONOUNCEMENTS

      Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4"" SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67," SFAS No. 153, "Exchanges of Non-monetary Assets
      - an amendment of APB Opinion No. 29," and SFAS No. 123 (revised 2004), "Share-Based Payment," were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

      (Q) BUSINESS SEGMENTS

      The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information." The Company operates in one segment and therefore segment information is not presented.

NOTE 2 INVENTORIES

      Inventories (net) at December 31, 2004 consist of the following:

      Raw materials                                                $ 4,966
      Finished goods                                                84,924
                                                                   -------
                                                                   $89,890
                                                                   =======

      At December 31, 2004, the Company has reserved $738,826 for obsolete inventory. During 2004 and 2003, the Company recognized an impairment of $30,456 and $17,673 respectively.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 3 PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2004 consist of the following:
       Research and development equipment                      $  39,997
       Tooling and test equipment                                 86,112
       Office furniture and equipment                            219,025
       Sales displays                                             52,101
       Leasehold improvements                                     29,989
                                                               ---------
                                                                 427,224
       Less accumulated depreciation and amortization           (396,766)
                                                               ---------
                                                               $  30,458
                                                               =========

      Depreciation and amortization expense for the years ended December 31, 2004 and 2003 totaled $14,976 and $32,308, respectively.

NOTE 4 ACCRUED LIABILITIES

      Accrued liabilities at December 31, 2004 consist of the following:
       Accrued payroll and related expenses                        10,961
       Accrued vacation                                            24,224
       Accrued expenses                                            19,818
       Other accrued liabilities                                      964
                                                                  -------
                                                                  $55,967
                                                                  =======

NOTE 5 NOTES PAYABLE

      On January 8, 2004, all remaining convertible debt was retired by payment in full of the outstanding balance including all accrued interest. Between January 1, 2004, and January 8, 2004, a portion of the notes payable in the amount of $27,600 was converted to 273,906 shares of common stock. (See Note 8).

      On January 7, 2004, the Company issued a nine-month note payable in the amount of $150,000. The note earned interest at 12% APR and is unsecured. The note was fully repaid during 2004.

      During 2004, the Company received a loan of $15,000 from its Chief Executive Officer to fund operations with no interest. The outstanding balance of the loan was paid in full as of March 31, 2004.

      Interest expense for the years ended December 31, 2004 and 2003 was $6,408 and $155,801, respectively.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 6 COMMITMENTS AND CONTINGENCIES

      (A) OPERATING LEASE

      The Company renewed its operating lease whereby it reduced the size of its corporate facilities as of November 1, 2001. The lease is an operating lease, which expires October 31, 2005. The Company pays monthly rent of $3,779, plus 16% of all building expenses.

      Future minimum lease payments under the operating lease at December 31, 2004, consist of the following:

                        Year                             Amount
                        ----                             ------
                        2005                            $ 37,790

      Rent expense totaled $45,500 and $47,299 for the years ended December 31, 2004 and 2003, respectively.

      (B) ROYALTY AGREEMENTS

      On September 14, 1989, the Company entered into a twenty-year royalty agreement relating to its ROAD WHIZ(TM) product. After the sale of 20,000 ROAD WHIZ(TM) units, the agreement thereafter provides for a 1% royalty payment on net sales of the ROAD WHIZ(TM) product and 0.5% on the Company's other products that incorporate the ROAD WHIZ(TM) database. Royalty payments are made quarterly until September 13, 2009. During the years ended December 31, 2004 and 2003, royalty expense totaled $35,799 and $26,693, respectively.

      On September 15, 1998, the Company entered into a three-year royalty agreement with AAA related to the AAA TripWizard(TM). The terms are automatically renewable for one year and amount to 10% of the wholesale price on sales other than through AAA stores and $1.00 per unit on AAA sales. This agreement recognizes the benefit of the AAA logo and data and their promotion of the product through their travel stores. On July 1, 2002, the agreement was amended to provide a royalty of $1 per unit on all sales of the unit.

      In August of 2003, the Company entered into a royalty agreement with AAA for use of the AAA brand on the Company's Talking Road Navigator. This agreement is similar to the above agreement with regard to sales through AAA stores and royalties for other sales. Prior review and approval by AAA of the use of AAA brands in TV and other media are a part of the agreement.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 6 COMMITMENTS AND CONTINGENCIES (CONT')

      In January 2004, the Company reached an agreement with AAA National to terminate the existing agreement for private branding of the AAA Talking Road NavigatorTM as of March 27, 2004. This termination occurred at the request of AAA National for internal business reasons and not for cause or non-performance by the Company, in accordance with the terms for cancellation of the agreement by either party.

      In May 2004, AAA notified the Company that it does not intend to renew the marketing agreement on the AAA TripWizard. The Company, per terms of the agreement, can continue to market the product and divest itself of its inventory during 2005.

      During the years ended December 31, 2004 and 2003, AAA royalty expense for both products totaled $45,837 and $39,821, respectively.

      On April 19, 2001, the Company entered into a three-year royalty agreement with Rand McNally. The agreement renews automatically for one-year periods up to a maximum of five additional years unless terminated earlier. The agreement calls for the Company to pay a royalty of 10% of net sales of the TripLink and Pocket TripLink devices that contain the Rand McNally logo or $1.50 for each device sold, whichever is greater. For the first year of the agreement, the Company guarantees a minimum payment of $150,000, and must pay an additional $50,000 if 50,000 or more devices are sold. The guaranteed annual minimum for each subsequent anniversary year increases to 115% of the amount of the royalties due (inclusive of the guaranteed annual minimum) for the previous year. In addition to the per unit royalty, the Company must pay (1) a royalty of $.01 to $.02 for each route created by authorized users of the services provided by the agreement, (2) a royalty of $0.48 to $0.62 for each Pocket Road Atlas ordered from Rand McNally, and (3) a $0.12 license fee for each Pocket Road Atlas shipped to customers.

      On February 21, 2002, the royalty agreement with Rand McNally was amended as follows: (1) beginning December 16, 2002, either party may terminate the agreement with sixty days written notice, (2) the Company may begin using the Rand McNally logo on additional products, (3) beginning March 1, 2002, the Company shall pay twelve monthly installments of $8,333 to the remaining balance of $100,000 owed to Rand McNally for the first year minimum, and (4) the Company shall sell its TripLink device to Rand McNally for $7.50 per unit below the normal selling price, and this discount shall be used as a credit against the monthly payment in (3) above.

      In February 2003, the agreement with Rand McNally was further amended to provide a new payment schedule and basis for the TripLink royalties. The Company agreed to pay the remaining balance for the TripLink Program in accordance with the following terms:

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 6 COMMITMENTS AND CONTINGENCIES (CONT')

      The beginning balance of $52,251 on January 1, 2003, shall bear interest at the rate of 6% APR. The payment schedule shall consist of $2,000 upon signing of the amendment and $2,000 on the 15th of each month commencing March 15, 2003. On or before August 31, 2003, a final balloon payment is required equal to the sum of the outstanding balance and any accrued unpaid interest, less any credits resulting from TripLink sales in the interim. The agreement was signed and the initial payment of $2,000 was made in February 2003.

      In 2003, the Company paid $20,000, including $2,341 in interest, to Rand McNally and reduced the balance to $27,045 on December 31, 2003, when credits are also taken into account. Since the Company was unable to retire the balance by August 31, 2003 as planned, the Company continued monthly payments and accrual of interest.

      In 2004, the Company paid $510 in interest, accrued $855 in credits, and retired the balance of $26,802 in May 2004.

      During the years ended December 31, 2004 and 2003, royalty expense totaled $8 and $138, respectively.

      (D) STANTON WALKER CONSULTING AGREEMENT

      In September 2004, the Company signed a business advisory and consulting services agreement with New York-based Stanton Walker & Company. Stanton Walker will assist in the development of certain strategic initiatives of the Company. These initiatives include opening discussions with several companies regarding licensing arrangements, joint ventures or distribution arrangements. Stanton Walker's work will include due diligence, structuring transaction terms and providing consulting services throughout the process. Stanton Walker will also seek potential acquisition candidate companies that fit Ultradata Systems' business objectives.

      Stanton Walker & Company provides a full range of strategic operational, marketing, financial advisory and M & A services to public companies. While they provide assistance in a wide array of industries, Stanton Walker is especially interested in working with companies where their products and/or services appear to offer the company's stakeholders an opportunity for a significant return.

      Stanton Walker were issued 223,000 shares of Ultradata Common Stock with a prevailing market value on the date of the agreement of $173,940 in payment for their services. The Company is amortizing the compensation expense over the 12-month life of the agreement. As of December 31, 2004, the Company recognized $57,980 of the consulting expense related to the agreement and recorded deferred consulting fees of $115,960.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 7 STOCKHOLDERS' EQUITY (DEFICIENCY)

      (A) COMMON STOCK ISSUANCES

      During 2003, a portion of the notes payable in the amount of $155,220 was converted to 1,372,555 shares of common stock. No gain or loss was recognized on this transaction.

      During 2003, an aggregate of 30,000 shares of common stock having a fair value of $4,500 were issued to a consultant for services rendered during the year. The shares were valued based on the prevailing market price on the grant date.

      During 2003, an aggregate of 480,000 shares of common stock were issued for cash of $91,700 to holders of short-term notes.

      During 2003, a director exercised 3,000 common stock options for cash of $210.

      During 2004, a portion of the notes payable in the amount of $27,600 was converted to 273,906 shares of common stock. No gain or loss was recognized on this transaction.

      During 2004, a director exercised 29,000 common stock options for cash of $2,030.

      During 2004, 223,000 shares were issued to a consultant for services rendered (see Note 6).

      During 2004, employees exercised 100,441 common stock options for cash of $7,031.

      (B) CONVERTIBLE PREFERRED STOCK

      (i) Original Terms

            On May 16, 2000, the Company issued 16 Series A Convertible Preferred Shares to a consultant as a commission. These shares have no voting rights. The holder of the shares is not entitled to any cash dividends. However, they accrue an additional 11.25% per annum (or 22.5% if the Common Stock is de-listed by NASDAQ) for purposes of conversion, redemption, and liquidation ($6,529 at December 31, 2002). The main points of the Preferred Shares were as follows:

            1. The Preferred Shares have a liquidation preference, upon the liquidation of the Company or its bankruptcy or certain other events, equal to their $1,000 face value plus an accrued amount equal to 11.25% from the date of their issuance (22.5% if the Common Stock is delisted by NASDAQ).

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 7 STOCKHOLDERS' EQUITY (DEFICIENCY) (CONT')

            2. The Preferred Shares, combined with the additional 11.25% per annum, may be converted into Common Stock at any time at the option of the holders. If not previously converted, the Preferred Shares will automatically convert into Common Stock on May 15, 2003. The conversion rate will be the lower of $3.50 or 75% of the 5-day average closing bid price, subject to certain anti-dilution rights and to the Floor. The "Floor" was originally $2.50 and applies only during the first 18 months after issuance of the Preferred Shares. Under the terms of the Preferred Shares, the floor price was initially adjusted to $2.00, then to $1.50. In March 2001, the floor was eliminated.

            In May of 2003, the Company and the shareholder reached a mutually satisfactory agreement to convert the shares to a note of $24,870 rather than converting in accordance with the formula above. This note was paid off completely by September 30, 2003.

NOTE 8 STOCK OPTIONS AND WARRANTS

      (A) STOCK OPTIONS ISSUED UNDER QUALIFIED STOCK OPTION PLANS

      Under the 1994 Incentive Stock Option Plan, the Company may grant incentive stock options to its employees, officers, directors, and consultants of the Company to purchase up to 175,000 shares of common stock. Under the 1996 Incentive Stock Option Plan the Company may grant incentive stock options to its employees, officers, directors, and consultants of the Company to purchase up to 175,000 shares of common stock. In July 2000, the Company's shareholders approved an extension of the 1996 Incentive Stock Options plan to provide for 150,000 additional shares to be made available for future grant. Under both plans, the exercise price of each option equals or exceeds the market price of the Company's stock on the date of grant, and the options' maximum term is five years. Options are granted at various times and are exercisable immediately.

      During the year ended December 31, 2004, the Company granted 112,000 stock options to certain employees and directors. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for options issued to employees. Had compensation cost been determined based on the fair market value at the grant date, consistent with SFAS 123, the Company's net income would have changed to the pro-forma amounts indicated below.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 8 STOCK OPTIONS AND WARRANTS (CONT')

                                                                     2004               2003
                                                                 -----------        -----------
      Net income available to common            As Reported      $   317,822        $   104,505
      shareholders
                                                Pro Forma        $   239,552            104,505

      Basic and diluted income per share        As Reported      $      0.05        $      0.02
                                                Pro Forma        $      0.04        $      0.02

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004: dividend yield of zero; expected volatility of 132%, risk-free interest rate of 5.40%; expected lives of five years for both plans.

      A summary of the status of Company's two fixed stock option plans as of December 31, 2004 and 2003, and the changes during the years then ended is presented below:

                                                                2004                             2003
                                                    ---------------------------        --------------------------
                                                                      Weighted                          Weighted
                                                                       Average                           Average
                                                                      Exercise                          Exercise
      Fixed Options                                   Shares            Price           Shares            Price
      --------------------------------              ---------         ---------        ---------        ---------
      Outstanding at beginning of year                392,188         $    0.14          392,188        $    0.14
      Cancelled                                            --                --               --               --
      Granted                                              --         $      --               --        $      --
      Forfeited                                            --         $      --               --        $      --
      Expired                                         (11,000)        $    2.00               --        $      --
      Exercised                                      (100,414)        $     .07               --        $      --
                                                    ---------         ---------        ---------        ---------
      Outstanding at end of year                      280,747         $    0.10          392,188        $    0.14
                                                    =========         =========        =========        =========

      Options exercisable at year end                 280,747                            392,188
                                                    =========                          =========

      Weighted average fair value of options
       granted to employees during the year         $      --                          $      --
                                                    =========                          =========

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 8 STOCK OPTIONS AND WARRANTS (CONT')

                             Options Outstanding                               Options Exercisable
     ---------------------------------------------------------------       ---------------------------
                                          Weighted
                            Number          Average        Weighted           Number         Weighted
                        Outstanding at     Remaining        Average        Exercisable        Average
        Range of         December 31,     Contractual      Exercise        at December       Exercise
     Exercise Price          2004             Life           Price           31, 2004          Price
     --------------     --------------    -----------      ---------       -----------       ---------
      $0.00 - 0.99          275,747              2.5       $    0.07          275,747        $    0.07
       1.00 - 1.99            5,000              1.0            1.50            5,000             1.50
       2.00 - 2.99               --               --              --               --               --
       3.00 - 3.99               --               --              --               --               --
       4.00 - 4.99               --               --              --               --               --
       5.00 - 5.56               --               --              --            1,658               --
                          ---------        ---------       ---------        ---------        ---------
                            280,405             2.47            0.10          280,405             0.10
                          =========        =========       =========        =========        =========

                             Options Outstanding                               Options Exercisable
     ---------------------------------------------------------------       ---------------------------
                                          Weighted
                            Number          Average        Weighted           Number         Weighted
                        Outstanding at     Remaining        Average        Exercisable        Average
        Range of         December 31,     Contractual      Exercise        at December       Exercise
     Exercise Price          2003             Life           Price           31, 2003          Price
     --------------     --------------    -----------      ---------       -----------       ---------
      $0.00 - 0.99          376,161              4.0       $    0.07          376,161        $    0.07
       1.00 - 1.99            5,000              2.0            1.50            5,000             1.50
       2.00 - 2.99           11,000              0.8            2.00           11,000             2.00
       3.00 - 3.99               --               --              --               --               --
       4.00 - 4.99               --               --              --               --               --
       5.00 - 5.56               --               --              --               --               --
                          ---------        ---------       ---------        ---------        ---------
                            392,188             3.88            0.14          392,188             0.14
                          =========        =========       =========        =========        =========

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 8 STOCK OPTIONS AND WARRANTS (CONT')

      (B) NON-QUALIFIED STOCK OPTIONS ISSUED AND OUTSTANDING

                                                                                 2004           2003
                                                                                -------        -------
      Stock options issued to a technical consultant at various times in          6,818          6,818
       the past. The term of the options is five years expiring in 2005 and 2006. The options are exercisable at an average price of
       $2.53 per share

      Stock options issued to a former affiliate. The term of the option is five years expiring May 9, 2005. The options are exercisable
       at $4.00 and $5.00 per share                                             300,000        300,000

      Stock options issued to directors for services rendered. The term of the options is five years expiring November 18, 2007. The
       options are exercisable at $0.07 per share                                 4,000         33,000
                                                                                -------        -------
      Stock options issued to directors for services rendered. The term of the options is five years expiring December 11, 2009. The
       options are exercisable at $0.72 per share                                12,000             --

      Stock options issued to employees. The term of the options is ten years expiring December 11, 2014. The options are exercisable at
       $0.72 per share                                                          100,000             --
                                                                                -------        -------

      Total                                                                     422,818        339,818
                                                                                =======        =======

NOTE 9 INCOME PER SHARE

      A reconciliation of the numerator and denominator of the income per share calculations is provided for all periods presented. The numerator and denominator for basic and diluted income per share for the years ended December 31, 2004 and 2003, is as follows:

      Basic and fully diluted                                       2004               2003
      -----------------------                                    -----------        -----------
      Numerator:
       Net income                                                $   317,822        $   109,695
       Preferred Stock Dividends (a)                                      --             (5,190)
                                                                 -----------        -----------

                                                                 ===========        ===========
       Numerator for basic and diluted income per share          $   317,822        $   104,505
                                                                 ===========        ===========
      Denominator:
       Weighted average common shares                              6,225,304          4,872,026
       Denominator for basic and diluted income per share          6,225,304          4,872,026
                                                                 ===========        ===========

       Basic and diluted income per share                        $      0.05        $      0.02
                                                                 ===========        ===========

      (a) See Note 7(B)

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 10 INCOME TAXES

      Income tax expense (benefit) for the years ended December 31, 2004 and 2003 consist of the following:

                                       2004
                      Current        Deferred         Total
                     --------        --------        -------
      Federal        $     --        $     --        $    --
      State                --              --             --
                     --------        --------        -------
                     $     --        $     --        $    --
                     ========        ========        =======

                                       2003
                      Current        Deferred         Total
                     --------        --------        -------
      Federal        $     --        $     --        $    --
      State                --              --             --
                     --------        --------        -------
                     $     --        $     --        $    --
                     ========        ========        =======

      Income tax expense for the years ended December 31, 2004 and 2003 differed from amounts computed by applying the statutory U. S. federal corporate income tax rate of 34% to income before income tax benefit as a result of the following:
      --------------------------------------------------------------------------

                                                                      2004              2003
                                                                    ---------         ---------
      Expected income tax (benefit) expense                         $ 108,059         $  37,296

      Increase (decrease) in income taxes resulting from:

      Valuation allowance decrease                                   (106,804)          (36,880)

      Nondeductible expenses for federal income tax purposes           (1,256)             (416)
                                                                    ---------         ---------
      Income tax expense (benefit)                                  $      --         $      --
                                                                    =========         =========

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2004 and 2003 include the following:

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 10 INCOME TAXES (CONT')

                                                                     2004                2003
                                                                  -----------         -----------
      Deferred tax assets:
       Net operating loss carryforward                            $ 3,347,346         $ 3,454,150
       Note receivable reserved for financial reporting
         Purposes                                                          --                  --
       Notes and accounts receivable reserves                           5,475               5,475
       Inventory reserves, principally due to accruals for
        financial reporting purposes and basis differences            277,491             277,491
       Other                                                               --                  --
                                                                  -----------         -----------
      Total deferred tax assets                                     3,630,312           3,989,776
                                                                  -----------         -----------

      Deferred tax liabilities
       Property, plant and equipment, principally due to
        differences in depreciation basis                             (10,837)            (12,385)
                                                                  -----------         -----------
      Total deferred tax liabilities                                       --             (12,385)
                                                                  -----------         -----------
      Gross deferred tax asset                                      3,619,475           3,977,391
          Valuation allowance                                      (3,619,475)         (3,977,391)
                                                                  -----------         -----------
      Net deferred tax asset                                      $        --         $        --
                                                                  ===========         ===========

      At December 31, 2004, the Company had net operating loss carryforwards of $9,845,135 for income tax purposes, available to offset future taxable income expiring on various dates through 2024. The valuation allowance at December 31, 2003 was $10,159,265. The net change in the valuation allowance during the year ended December 31, 2004 was a decrease of $314,130.

NOTE 11 CONCENTRATIONS OF CREDIT RISK

      The Company relied on three customers for approximately 82% of sales for the year ended December 31, 2004, and two customers for approximately 70% of sales for the year ended December 31, 2003. At December 31, 2004, accounts receivable, net, from those three customers totaled $2,793.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 12 EMPLOYEE BENEFIT PLANS

      Effective January 1, 1998, the Board of Director's approved a savings and retirement plan covering all full-time employees. Subject to approval by the Board of Directors, the Company fully matches employee contributions up to 3% of total compensation paid to participating employees and one-third of one percent is matched for each percentage of participating employee contributions between 4% and 6% of total compensation. Because of the Company's financial condition, the Company contributions were suspended in late 2002 and throughout 2003. Expense attributable to Company contributions totaled $20,906 during the year ended December 31, 2004.

NOTE 13 GOING CONCERN

      As reflected in the accompanying financial statements, a major customer of the Company has experienced deteriorating operations during 2004 and during the second quarter ceased ordering products from the Company. This customer accounted 55.4% of sales during 2004. In addition the Company terminated its agreements with AAA for the sale of its products using the AAA logo to AAA retail locations. Although Management has a plan in place to replace these lost customers, it is not yet clear that the plan will be successful. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

      The Company has continued its product design and development efforts to introduce new products in 2005 and expects to introduce its Road GenieTM in 2005. Based on the success of the Talking Road Whiz with direct TV marketing, the Company is proceeding with plans to market Road GenieTM by means of similar commercials, with the Company marketing directly to consumers. This new product represents an increase in technology compared to the Talking Road Whiz and, in addition, can be enhanced to include a digital voice recorder for additional value to the customer. The Company is also opening a new source of revenue by developing the cell-phone Road Whiz application. Thus, the Company has two different methods in work to enhance sales revenue. In addition, the Company has obtained a loan and a commitment for additional equity capital for up to $3.3 million (see Note
      14). Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 14 SUBSEQUENT EVENTS

      CONVERTIBLE DEBENTURE FINANCING

      On February 17, 2005 Ultradata entered into a Securities Purchase Agreement dated February 14, 2005 with Golden Gate Investors, Inc., which was modified by an Addendum dated February 17, 2005. Ultradata sold to Golden Gate a 4 3/4% Convertible Debenture and a Warrant to Purchase Shares of Common Stock, all for a purchase price of $300,000. The Company received proceeds of $100,000 of the purchase price, except that $50,000 of that sum is being held in escrow for payment of the costs of preparing and filing a registration statement that will permit Golden Gate to make a public resale of the shares into which the Debenture is convertible and for which the Warrant is exercisable (the "Registration Statement'). As a result of the warrants issued alongside the debenture, the Company will record a discount on the debenture and amortize it over the life of the debenture. The remainder of the purchase price is payable when the Securities and Exchange Commission declares the Registration Statement effective.

      Interest that accrues on the Debenture, at 4 3/4% per annum, will be payable monthly. The principal amount of the Debenture is payable on February 14, 2007. However, the holder of the Debenture has agreed that, in each month after the Securities and Exchange Commission declares the Registration Statement effective, the holder will convert at least 3% of the face amount of the debenture into common stock. Similarly, the holder of the Warrant is required to purchase at least 3% of the shares subject to the Warrant in each month after the Securities and Exchange Commission declares the Registration Statement effective.

      The conversion provisions of the Debenture and the exercise provisions of the Warrant are correlated so that the Debenture will be converted and the Warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the Warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the Debenture principal converted). The number of shares that will be purchased will equal the purchase price divided by the lesser of (a) $1.25 or (b) 80% of the average of the three lowest volume weighted average prices during the twenty trading days preceding conversion/exercise. In total, the conversion of the Debenture and exercise of the Warrant will result in Golden Gate purchasing Ultradata common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the Debenture principal converted) during the period between the effective date of the Registration Statement and February 14, 2007.

      There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

                         ULTRADATA SYSTEMS, INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2004 AND 2003

NOTE 14 SUBSEQUENT EVENTS (CONT')

      1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the Debenture will occur before full conversion and exercise have occurred.

      2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of Ultradata's outstanding common stock.

      3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) Ultradata may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the Debenture without exercising the Warrant, either of which events would reduce the aggregate purchases under the Debenture and Warrant by 900% of the amount redeemed by Ultradata or converted without exercise.

      4. When the principal amount of the Debenture falls below $100,000, Ultradata may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for Ultradata common stock would be only $2,200,000.

                         ULTRADATA SYSTEMS, INCORPORATED

                            CONDENSED BALANCE SHEETS
                   AS OF MARCH 31, 2005 AND DECEMBER 31, 2004

                                                  March 31,        December 31,
                                                    2005               2004
                                                -----------        ------------
                                                (Unaudited)
Assets

Current assets:
 Cash                                           $   113,568         $   385,966
 Trade accounts receivable, net of
  allowance for doubtful accounts of
  $100 and $176,575, respectively                   180,973              38,459
 Inventories, net                                   113,251              89,890
 Prepaid expenses                                   132,618              41,515
                                                -----------         -----------
 Total current assets                               540,410             555,830

Property and equipment, net                          27,363              30,458

Other assets                                          5,444               5,444

Total assets                                    $   573,217         $   591,732
                                                ===========         ===========

Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable                               $    56,527         $   126,019
 Accrued liabilities                                 80,896             585,967
                                                -----------         -----------
 Total current liabilities                          137,423             181,986

Note payable - long term                              6,164                  --
                                                -----------         -----------
Total liabilities                                   143,587             181,986

Stockholders' equity
 Preferred Stock, $0.01 par value,
  4,996,680 shares authorized, none
  outstanding                                            --                  --
 Common stock, $.01 par value; 10,000,000
  shares authorized;  6,410,187 shares
  issued and outstanding March 31,2005
  and December 31, 2004                              64,102              64,102
 Additional paid-in capital                       9,221,022           9,121,022
 Accumulated deficit                             (8,783,019)         (8,659,418)
 Deferred stock compensation                        (72,475)           (115,960)
                                                -----------         -----------
Total stockholders' equity                          429,630             409,746
                                                -----------         -----------
Total liabilities and stockholders'
 equity                                         $   573,217         $   591,732
                                                ===========         ===========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED

                       CONDENSED STATEMENTS OF OPERATIONS
                   Three months ended March 31, 2005 and 2004

                                                   2005                2004
                                               -----------         -----------
                                                         (Unaudited)

Net sales                                      $    83,825         $ 1,753,499
Cost of sales                                       43,902             895,608
                                               -----------         -----------
Gross profit                                        39,923             857,891

Selling expense                                     22,410              48,593
General and administrative expenses                 99,584             260,208
Research and development expense                    35,201              19,669
                                               -----------         -----------
Total operating expenses                           157,195             328,470
                                               -----------         -----------

Operating (loss) profit                           (117,272)            529,421

Other income (expense):
 Interest and dividend income                          379                  --
 Interest expense                                   (6,758)             (5,257)
 Other, net                                             50                 131
                                               -----------         -----------
Total other expense                                 (6,329)             (5,126)
                                               -----------         -----------

Income (loss) before income tax expense           (123,601)            524,295

Income tax expense                                      --                  --
                                               -----------         -----------
Net income (loss)                              $  (123,601)        $   524,295
                                               ===========         ===========

Income (loss) per share:
 Basic                                         $     (0.02)        $      0.09
                                               ===========         ===========
Income (loss) per share:
 Fully Diluted                                 $     (0.02)        $      0.08

Weighted Average Shares Outstanding:
 Basic                                           6,410,187           6,056,928
                                               ===========         ===========
Weighted Average Shares Outstanding:
 Fully Diluted                                   6,410,187           6,195,646
                                               ===========         ===========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED

                       CONDENSED STATEMENTS OF CASH FLOWS
                   Three months ended March 31, 2005 and 2004

                                                       2005              2004
                                                    ---------         ---------
                                                            (Unaudited)

Cash flows from operating activities:
 Net (loss) income                                  $(123,601)        $ 524,295

Adjustments to reconcile net income
 (loss) to net cash provided by (used in)
 operating activities:
 Depreciation and amortization                          4,461             3,352
 Provision for doubtful accounts                     (176,282)               43
 Stock issued for services                             43,485                --
 Reserve for inventory impairment                       3,489                --
 Non-cash Amortization of note payable
  discount                                              6,164                --
  Increase (decrease) in cash due to
   changes in operating assets and
   liabilities:
   Trade accounts receivable, net                      33,768          (389,114)
   Inventories                                        (26,850)          (14,105)
   Prepaid expenses and other current assets          (91,103)          (14,538)
   Accounts payable                                   (69,492)           66,310
   Accrued expenses and other liabilities              24,929             4,711
                                                    ---------         ---------
 Net cash (used in) provided by operating
  activities                                         (371,032)          180,954
                                                    ---------         ---------
Cash flows from investing activities:
 Capital expenditures                                  (1,366)               --
                                                    ---------         ---------
 Net cash used in investing activities                 (1,366)               --
                                                    ---------         ---------
Cash flows from financing activities:
 Exercise of employee stock options                        --             7,031
 Payments on notes payable                                 --          (211,202)
 Note payable - short term                                 --           165,000
 Common stock                                         100,000                --
                                                    ---------         ---------
 Net cash provided by (used in) financing
  activities                                          100,000           (39,171)
                                                    ---------         ---------
Net (decrease) increase in cash                      (272,398)          141,783

Cash at beginning of period                           385,966             2,926
                                                    ---------         ---------
Cash at end of period                               $ 113,568         $ 144,709
                                                    =========         =========

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                         ULTRADATA SYSTEMS, INCORPORATED
       NOTES TO CONDENSED FINANCIAL STATEMENTS MARCH 31, 2005 (UNAUDITED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying interim condensed financial statements included herein have been prepared by Ultradata Systems, Incorporated (the "Company"), without audit in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

In the opinion of management, the information furnished for the three- month periods ended March 31, 2005 and 2004, respectively, includes all adjustments, consisting solely of normal recurring accruals necessary for a fair presentation of the financial results for the respective interim periods and is not necessarily indicative of the results of operations to be expected for the entire fiscal year ending December 31, 2005. It is suggested that the interim financial statements be read in conjunction with the audited financial statements for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on Form 10-KSB (Commission File Number 0-25380), from which these statements were derived.

USE OF ESTIMATES

The financial statements have been prepared in conformity with generally accepted accounting principles and, as such, include amounts based on informed estimates and adjustments by management, with consideration given to materiality. Actual results could vary from those estimates.

NOTE 1. INVENTORIES

Inventories consist of the following:

                                        March 31,     December 31,
                                          2005            2004
                                      -----------     ------------
                                      (Unaudited)

      Raw Materials, net of
       obsolete                         $ 24,576        $  4,966
      Finished Goods, net of
       obsolete                           88,675          84,924
                                        --------        --------
      Total                             $113,251        $ 89,890
                                        ========        ========

      Obsolete inventory on hand        $740,942        $738,826

                         ULTRADATA SYSTEMS, INCORPORATED
       NOTES TO CONDENSED FINANCIAL STATEMENTS MARCH 31, 2005 (UNAUDITED)

NOTE 2. PREPAID EXPENSES

Prepaid expenses consist of the following:

                                 March 31,     December 31,
                                   2005            2004
                               -----------     ------------
                               (Unaudited)

      Prepaid insurance          $ 18,500        $  6,015
      Prepaid advertising          30,000              --
      Prepaid expenses             84,118          35,500
                                 --------        --------
                                 $132,618        $ 41,515
                                 ========        ========

NOTE 3. INCOME (LOSS) PER SHARE

                                        For the three months ended March 31,
                                              2005               2004

      Basic
      Numerator:
       Net (loss) income                  $  (123,601)        $   524,295
                                          -----------         -----------
       Numerator for basic
        loss) income per share            $  (123,601)        $   524,295
                                          ===========         ===========

      Denominator:
       Weighted average common
        shares                              6,410,187           6,056,928
                                          -----------         -----------
       Denominator for basic
        (loss) income per share             6,410,187           6,056,928
                                          ===========         ===========
       Basic (loss) income per
        share                             $     (0.02)        $      0.09

       Fully Diluted Numerator:
        Net (loss) income                 $  (123,601)        $   524,295
                                          -----------         -----------
       Numerator for fully diluted
        (loss) income per share           $  (123,601)        $   524,295
                                          ===========         ===========
       Denominator:
        Weighted average common
         shares                             6,410,187           6,056,928
        Common stock equivalents                   --             138,718
                                          -----------         -----------
        Denominator for fully
         diluted (loss) income
         per share                          6,410,187           6,195,646
                                          ===========         ===========
        Fully diluted (loss)
         income per share                 $     (0.02)        $      0.08

                         ULTRADATA SYSTEMS, INCORPORATED
       NOTES TO CONDENSED FINANCIAL STATEMENTS MARCH 31, 2005 (UNAUDITED)

NOTE 4. NOTE PAYABLE

On February 17, 2005 Ultradata entered into a Securities Purchase Agreement dated February 14, 2005 with Golden Gate Investors, Inc., which was modified by an Addendum dated February 17, 2005. Ultradata sold to Golden Gate a 43/4% Convertible Debenture and Warrants to Purchase Shares of Common Stock, all for a purchase price of $300,000. The Company received proceeds of $100,000 of the purchase price, except that $50,000 of that sum is being held in escrow for payment of the costs of preparing and filing a registration statement that will permit Golden Gate to make a public resale of the shares into which the Debenture is convertible and for which the Warrant is exercisable (the
"Registration Statement"). As a result of the beneficial conversion of the debenture, the Company has allocated $100,000 of the debenture proceeds to additional paid-in capital and recorded a discount of $100,000. The remainder of the purchase price is payable when the Securities and Exchange Commission declares the Registration Statement effective.

Interest that accrues on the Debenture, at 43/4% per annum, will be payable monthly. The principal amount of the Debenture is payable in full on February 14, 2007. However, the holder of the Debenture has agreed that, in each month after the Securities and Exchange Commission declares the Registration Statement effective, the holder will convert at least 3% of the face amount of the debenture into common stock. Similarly, the holder of the Warrant is required to purchase at least 3% of the shares subject to the Warrant in each month after the Securities and Exchange Commission declares the Registration Statement effective.

The conversion provisions of the Debenture and the exercise provisions of the Warrant are correlated so that the Debenture will be converted and the Warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the Warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the Debenture principal converted). The number of shares that will be purchased will equal the purchase price divided by the lesser of (a) $1.25 or (b) 80% of the average of the three lowest volume weighted average prices during the twenty trading days preceding conversion/ exercise. In total, the conversion of the Debenture and exercise of the Warrant will result in Golden Gate purchasing Ultradata common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the Debenture principal converted) during the period between the effective date of the Registration Statement and February 14, 2007.

There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the Debenture will occur before full conversion and exercise have occurred.

2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of Ultradata's outstanding common stock.

3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) Ultradata may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the Debenture without exercising the Warrant, either of which events would reduce the aggregate purchases under the Debenture and Warrant by 900% of the amount redeemed by Ultradata or converted without exercise.

4. When the principal amount of the Debenture falls below $100,000, Ultradata may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for Ultradata common stock would be only $2,200,000.

During the three months ended March 31, 2005, the Company amortized $6,164 of the note payable discount.

               Note payable - face            $100,000
               Note payable - discount          93,854
                                              --------
                                              $  6,164
                                              ========

                         ULTRADATA SYSTEMS, INCORPORATED
       NOTES TO CONDENSED FINANCIAL STATEMENTS MARCH 31, 2005 (UNAUDITED)

NOTE 5. GOING CONCERN

As reflected in the accompanying financial statements, a major customer of the Company has experienced deteriorating operations during 2004 and during the second quarter of 2004 ceased ordering products from the Company. This customer accounted 55.4% of sales during 2004. In addition the Company terminated its agreements with AAA for the sale of its products using the AAA logo to AAA retail locations. Although Management has a plan in place to replace these lost customers, it is not yet clear that the plan will be successful. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company has continued its product design and development efforts to introduce new products in 2005 and expects to introduce its Road GenieTM in 2005. Based on the success of the Talking Road Whiz with direct TV marketing, the Company is proceeding with plans to market Road GenieTM by means of similar commercials, with the Company marketing directly to consumers. This new product represents an increase in technology compared to the Talking Road Whiz and, in addition, can be enhanced to include a digital voice recorder for additional value to the customer. The Company is also opening a new source of revenue by developing the cell-phone Road Whiz application. Thus, the Company has two different methods in work to enhance sales revenue. In addition, the Company has obtained a loan and a commitment for additional equity capital for up to $3.3 million (see Note 4). Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 6. SETTLEMENT OF OFFICE MAX RECEIVABLE

On April 20, 2005 Office Max settled suit filed against them for the full amount of the disputed receivable without interest. The first-quarter financials reflect the reversal of the bad-debt expense of $176,475 recorded in 2004 when collection was uncertain.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provided that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                       $  2,090.35
Accounting fees and expenses                 20,000.00*
Legal fees and expenses                      35,000.00*
Miscellaneous                                 5,000.00
                                           -----------
                              TOTAL         $62,090.35*
                                           ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the first quarter of 2003 the Company sold, in a private offering, 12% promissory notes in the principal amount of $165,000 and 320,000 shares of common stock. The securities were sold in units, each consisting of two shares of common stock and a $1.00 note. The aggregate purchase price received by the Company was $168,200. The securities were sold to 12 individuals who are accredited investors. There was no underwriter. The offering was made pursuant to the exemption from registration afforded by Section 4(6) of the Securities Act of 1933 and SEC Rule 506.

         On July 31, 2003, the Company sold 150,000 shares of common stock to eleven individuals who hold promissory notes issued by the Company. The shares were sold for $.01 per share and the agreement of the note holders to extend the maturity date of their notes from July 31, 2003 to October 31, 2003. The shares were sold in reliance on Section 4(2) and Section 4(6) of the Securities Act, since the note holders were accredited investors and the offer was made privately to them.

         From January 2004 through June 2004 the Company employees and directors exercised a total of 129,441 stock options for 129,441 shares of common stock. The shares were sold for $9,061 cash, upon the exercise of options previously granted to the individuals. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to individuals who had access to detailed information about the Company and who were acquiring the shares for their own accounts. There were no underwriters.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on February 14, 2005, and amended on February 17, 2005 and June 21, 2005, for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 300,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors are obligated to provide us with an aggregate of $300,000 as follows:

         o        $100,000 was disbursed to us on February 14, 2005;

         o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement; and

         o        $150,000   will  be  released  upon   effectiveness   of  this
                  registration statement.

         On June 21, 2005, the investors advanced us $50,000, which sum represents a prepayment towards the exercise of warrants, with the credit against the exercise price of the warrants to be at the investor's sole discretion.

         The debentures bear interest at 4 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by the dollar amount of the debenture; and the product thereof shall be divided by the conversion price. The conversion price for the convertible debenture is the lesser of (i) $1.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty
(20) trading days prior to the conversion. If the volume weighted average price is below $0.50 on a conversion date, we have the right to pre-pay the amount of the debenture the holder elects to convert, plus accrued and unpaid interest, at 125% of such amount; however, if we elect to pre-pay in this situation, the debenture holder has the right to withdraw the notice of conversion. Also, if the volume weighted average price is below $0.50 at any point during a month, the holder has the right to, but is not obligated to convert any portion of the debenture during that month. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 300,000 shares of common stock at an exercise price of $10.00 per share.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

         In the event that the registration statement is not declared effective by the required deadline, Golden Gate may demand repayment of the debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

         On  June  21,  2005,   we  issued  6,000  shares  of  common  stock  in
compensation to outside directors for their service in 2004.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Ultradata or executive officers of Ultradata, and transfer was restricted by Ultradata in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Ultradata Systems, Incorporated, a Delaware corporation.

Exhibit #  Exhibit Name

3.1 Certificate of Incorporation, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference. -

3.2 Certification of Correction of Certificate of Incorporation, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

3.3 Amendment to the Certificate of Incorporation, dated [ ], 1989, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

3.4 Amendment to the Certificate of Incorporation, dated March 4, 1991, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

3.5 Amendment to the Certificate of Incorporation, dated March 22, 1994, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

3.6 Amendment to the Certificate of Incorporation, dated November 18, 1994, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

3.7 Amendment to the Certificate of Incorporation, dated July 26, 1996, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 1, 1998 and incorporated herein by reference.

3.8 By-laws, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

3.9 Amendment to the Certificate of Incorporation, dated June 15, 2005, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

4.1      Specimen  of  Common  Stock  Certificate,  filed as an  exhibit  to the
         registration   statement  on  Form  SB-2  (33-85218)   filed  with  the
         Commission and incorporated herein by reference.

4.2 Securities Purchase Agreement dated February 14, 2005 entered between the Company and Golden Gate Investors, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 22, 2005 and incorporated herein by reference.

4.3 Amendment to Securities Purchase Agreement dated February 14, 2005 entered between the Company and Golden Gate Investors, Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 27, 2005 and incorporated herein by reference.

4.4 Convertible Debenture dated February 2005 entered between the Company and Golden Gate Investors, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 22, 2005 and incorporated herein by reference.

4.5 Warrant to Purchase Common Stock dated February 2005 issued to Golden Gate Investors, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 22, 2005 and incorporated herein by reference.

4.6 Registration Rights Agreement dated February 2005 entered between Golden Gate Investors, Inc. and the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on February 22, 2005 and incorporated herein by reference.


5.1      Sichenzia  Ross  Friedman   Ference  LLP  Opinion  and  Consent  (filed
         herewith).


10.1 Lease dated May 23, 1990, as amended on November 31, 1993, for premises at 9375 Dielman Industrial Drive, St. Louis, Missouri, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

10.2 Lease Addendum dated October 17, 1995, for premises at 9375 Dielman Industrial Drive, St. Louis, Missouri, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

10.3 Lease Addendum dated October 5, 2001, for premises at 1240-1244 Dielman Industrial Court, St. Louis, Missouri, filed as an exhibit to the Company's Quarterly Report on Form 10-QSB filed with the Commission on May 9, 2002 and incorporated herein by reference.

10.4 1994 Stock Option Plan, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

10.5 Amended and Restated 1996 Stock Option Plan, filed as an exhibit to the registration statement on Form S-8 filed with the Commission on March 10, 2000 and incorporated herein by reference.

10.6     Employment  Agreement  with  Monte  Ross,  filed as an  exhibit  to the
         registration   statement  on  Form  SB-2  (33-85218)   filed  with  the
         Commission and incorporated herein by reference.

10.7 Extended Employment Agreement between the Company and Monte Ross, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 1, 1998 and incorporated herein by reference.

10.8     Employment Agreement with Mark L. Peterson,  filed as an exhibit to the
         registration   statement  on  Form  SB-2  (33-85218)   filed  with  the
         Commission and incorporated herein by reference.

10.9 Extended Employment Agreement between the Company and Mark L. Peterson, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 1, 1998 and incorporated herein by reference.

10.10    Employment  Agreement  with Ernest  Clarke,  filed as an exhibit to the
         registration   statement  on  Form  SB-2  (33-85218)   filed  with  the
         Commission and incorporated herein by reference.

10.11 Extended Employment Agreement between the Company and Ernest Clarke, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 1, 1998 and incorporated herein by reference.

10.12 Royalty Agreement dated September 14, 1989, between the Company and Leonard Missler, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

10.13 Modification Agreement dated November 4, 1995, to Royalty Agreement dated September 14, 1989, between the Company and Leonard Missler, filed as an exhibit to the registration statement on Form SB-2 (33-85218) filed with the Commission and incorporated herein by reference.

10.14 Option Agreement between the Company and Influence Incubator, L.L.C. dated May 30, 2000 - filed as an exhibit to the Company's Current Report on Form 8-K dated May 30, 2000 and incorporated herein by reference.

23.1     Consent  of  Webb  &  Company,   P.A.,  Independent  Registered  Public
         Accounting Firm

23.2     Consent of legal counsel (see Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of St. Louis, State of Missouri, on August 12, 2005.


                         ULTRADATA SYSTEMS, INCORPORATED

By: /s/ MONTE ROSS
    ---------------------------------------
    Monte Ross, Chief Executive Officer
    (Principal Executive Officer) and Director

By: /s/ ERNEST CLARKE
    ---------------------------------------
    Ernest Clarke, President, Chief Financial Officer
   (Principal Financial Officer and Principal Accounting Officer)
    and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                            TITLE                                       DATE
/s/ MONTE ROSS                              Chief Executive Officer (Principal Executive         August 12, 2005
--------------------------------            Officer) and Director
    Monte Ross

/s/ ERNEST CLARKE                           President, Chief Financial Officer (Principal        August 12, 2005
--------------------------------            Financial Officer and Principal Accounting
    Ernest Clarke                           Officer) and Director

/s/ MARK L. PETERSON                        Vice President - Engineering, Secretary              August 12, 2005
--------------------------------            and Director
    Mark L. Peterson

/s/ DONALD RATTNER                          Director                                             August 12, 2005
--------------------------------
    Donald Rattner

/s/ H. KROLLFEIFER, JR.                     Director                                             August 12, 2005
--------------------------------
    H. Krollfeifer, Jr.

/s/ MATTHEW KLAPMAN                         Director                                             August 12, 2005
--------------------------------
    Matthrew Klapman




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